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                                                                   Exhibit 10.16

                            MASTER PURCHASE AGREEMENT
                            FOR SUBSCRIBER EQUIPMENT

                                     BETWEEN

                              SPRINT SPECTRUM L.P.

                                       AND

                                HANDSPRING, INC.
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                                TABLE OF CONTENTS

1.0     DEFINITIONS...................................................................   1


2.0     TERM AND TERMINATION..........................................................   4

   2.1    TERM........................................................................   4
   2.2    TERMINATION FOR CAUSE.......................................................   4
   2.3    TERMINATION FOR BANKRUPTCY OR FINANCIAL INSOLVENCY..........................   4
   2.4    METHOD OF TERMINATION.......................................................   5
   2.5    EFFECT OF TERMINATION/EXPIRATION............................................   5
   2.6    DUTIES UPON TERMINATION/RETURN OF MATERIALS.................................   5

3.0     SCOPE.........................................................................   5

   3.1    GENERAL.....................................................................   5
   3.2    FORECASTING/SALES REPORTS...................................................   5
   3.3    PLANNED PRODUCTION CAPACITY.................................................   6
   3.4    RIGHT TO RESELL.............................................................   6
   3.5    SPRINT SERVICES.............................................................   6

4.0     AFFILIATE AND AGENT PRODUCT PURCHASE TRANSACTIONS.............................   6

   4.1    SPRINT AFFILIATES...........................................................   6
   4.2    AGENTS......................................................................   7

5.0     PRICES, INVOICING AND PAYMENT.................................................   7

   5.1    PRICES......................................................................   7
   5.2    ONGOING COMMITMENT TO REDUCE PRODUCT COSTS..................................   7
   5.3    TAXES.......................................................................   7
   5.4    INVOICES AND ITEMIZATION; NOTICE REQUIRED WITH RESPECT TO DISPUTED AMOUNTS..   7
   5.5    UNAUTHORIZED DEDUCTIONS.....................................................   8
   5.6    PROMPT INVOICING............................................................   8
   5.7    ELECTRONIC TRANSACTIONS.....................................................   9

6.0     PRODUCT PURCHASES: MINIMUM COMMITMENTS AND ORDERING...........................   9

   6.1    PURCHASE ORDERS; AGREEMENT CONTROLS.........................................   9
   6.2    LOGISTICAL AND DISTRIBUTION CAPABILITIES....................................   9
   6.3    INVENTORY PROCESSES.........................................................   9
   6.4    PURCHASE ORDERS.............................................................  10
   6.5    POSTPONEMENT/CANCELLATION/CHANGES OF PURCHASE ORDERS BY SPRINT..............  10
     6.5.1     Quantity Increases and Shipment Schedule Changes.......................  10
     6.5.2     Cancellation Liability.................................................  10
   6.6    CANCELLATION OF PURCHASE ORDERS BY HANDSPRING...............................  10
   6.7    PURCHASE ORDER TERMINATION FOR CAUSE........................................  11

7.0     SHIPPING AND RISK OF LOSS OF PRODUCT..........................................  11

   7.1    GENERAL.....................................................................  11
   7.2    SHIPMENT AND SPRINT'S PRODUCT RETURN RIGHTS.................................  11
   7.3    TITLE AND RISK OF LOSS......................................................  12
   7.4    LATE DELIVERY...............................................................  12
   7.5    EARLY DELIVERY..............................................................  12

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
8.0     RETURN AUTHORIZATION; WARRANTY AND NON-WARRANTY REPAIRS.......................  12

   8.1    IN WARRANTY REPAIR OR REPLACEMENT...........................................  12
   8.2    RETURN AND REPAIR OF DEAD ON ARRIVAL PRODUCTS...............................  12
   8.3    REFURBISHED PRODUCTS........................................................  13
   8.4    OUT OF WARRANTY REPAIR......................................................  13

9.0     INSPECTION, TESTING, AND CERTIFICATION OF PRODUCT.............................  13

   9.1    SPRINT INSPECTION...........................................................  13
   9.2    CERTIFICATION...............................................................  13

10.0      PRODUCT LABELING/PACKAGING; RECIPROCAL TRADEMARK LICENSES...................  13

   10.1      MARKS, LOGOS & LABELS....................................................  13
   10.2      PRODUCT LABELING.........................................................  14
   10.3      PRODUCT PACKAGING........................................................  14
   10.4      RECIPROCAL TRADEMARK LICENSES............................................  14

11.0      TECHNICAL SUPPORT TRAINING AND PRODUCT INFORMATION..........................  15

   11.1      TECHNICAL TRAINING.......................................................  15
   11.2      SALES TRAINING...........................................................  15
   11.3      LIMITATIONS ON TRAINING..................................................  15
   11.4      COLLATERAL SUPPORT, DOCUMENTATION AND RELATED PRODUCT INFORMATION........  15
   11.5      CUSTOMIZED SALES AND TRAINING COLLATERAL.................................  16
   11.6      PRODUCT USER GUIDES......................................................  16
   11.7      MARKET DEVELOPMENT FUND (MDF)............................................  16
   11.8      TASK FORCE TEAM..........................................................  16
   11.9      MARKET DEVELOPMENT MANAGER...............................................  17
   11.10     FUTURE DISTRIBUTION MODELS...............................................  17

12.0      SERVICES....................................................................  17

   12.1      SERVICES SCHEDULE; HANDSPRING PERSONNEL..................................  17
   12.2      SPRINT'S RIGHT TO REMOVE HANDSPRING PERSONNEL............................  17
   12.3      SECURITY REQUIREMENTS AND ACCESS.........................................  17
   12.4      INVESTIGATIONS...........................................................  17

13.0      PRODUCT RELATED WARRANTIES..................................................  17

   13.1      GENERAL PRODUCT WARRANTY TO SPRINT.......................................  17
   13.2      TECHNICAL SUPPORT WARRANTY...............................................  18
   13.3      INTEROPERABILITY WARRANTY................................................  18
   13.4      BACKWARDS COMPATIBILITY WARRANTY.........................................  18
   13.5      MEDIA WARRANTY...........................................................  19
   13.6      VIRUS WARRANTY...........................................................  19
   13.7      NON-INFRINGEMENT WARRANTY................................................  19
   13.8      NO ILLICIT CODE WARRANTY.................................................  19
   13.9      HANDSPRING PERSONNEL WARRANTY............................................  19

14.0      GENERAL REPRESENTATIONS AND WARRANTIES; DISCLAIMER OF UNSTATED WARRANTIES...  19

   14.1      BY HANDSPRING............................................................  19
   14.2      BY SPRINT................................................................  20
   14.3      BY EACH PARTY............................................................  20
   14.4      DISCLAIMER OF UNSTATED WARRANTIES........................................  20

15.0      PRODUCT CHANGES AND FEATURE ENHANCEMENTS....................................  21

   15.1      PRODUCT CHANGES..........................................................  21
   15.2      SOFTWARE CHANGES.........................................................  21
   15.3      HANDSPRING'S NOTICE OBLIGATIONS..........................................  21

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
   15.4      HANDSPRING'S OBLIGATIONS IF ADVERSE EFFECT ON OTHER DELIVERABLES.........  21

16.0      PRODUCT DISCONTINUATION; CHRONIC CONDITION; RECALLS.........................  21

   16.1      PRODUCT..................................................................  21
   16.2      EXCESS INVENTORY.........................................................  22
   16.3      CHRONIC CONDITIONS.......................................................  22
   16.4      CHRONIC CONDITION REMEDIES...............................................  22
   16.5      PRODUCT RECALL...........................................................  22

17.0      MISCELLANEOUS OTHER COVENANTS...............................................  23

   17.1      RADIO FREQUENCY STANDARDS AND INTERFERENCE...............................  23
   17.2      SAFETY...................................................................  23

18.0      CONFIDENTIAL INFORMATION....................................................  23

   18.1      GENERAL..................................................................  23
   18.2      CONFIDENTIALITY..........................................................  23
   18.3      EXCEPTIONS...............................................................  23
   18.4      THIRD PARTY CONFIDENTIAL INFORMATION.....................................  24
   18.5      PERMITTED DISCLOSURES....................................................  24
   18.6      INJUNCTIVE RELIEF........................................................  24
   18.7      SEC COMPLIANCE...........................................................  24

19.0      OWNERSHIP...................................................................  24

   19.1      PRODUCT OWNERSHIP........................................................  24
   19.2      HANDSPRING OWNED PROPERTY................................................  24
   19.3      SPRINT OWNED PROPERTY....................................................  25
   19.4      OTHER DEVELOPED PROPERTY.................................................  25
   19.5      LIMITATIONS..............................................................  25

20.0      RIGHT OF AUDIT..............................................................  25


21.0      INSURANCE...................................................................  26

   21.1      INSURANCE REQUIREMENTS...................................................  26
   21.2      CERTIFICATES OF INSURANCE................................................  26
   21.3      NO LIABILITY LIMIT.......................................................  26

22.0      INDEMNITY...................................................................  27

   22.1      HANDSPRING'S GENERAL THIRD PARTY INDEMNITY...............................  27
   22.2      SPRINT'S GENERAL THIRD PARTY INDEMNITY...................................  27
   22.3      HANDSPRING'S INTELLECTUAL PROPERTY INDEMNIFICATION.......................  27
   22.4      INDEMNIFICATION PROCEDURES...............................................  27

23.0      LIMITATIONS OF LIABILITY....................................................  28


24.0      DISPUTE RESOLUTION..........................................................  28

   24.1      OPTION TO NEGOTIATE DISPUTES.............................................  28
   24.2      VENUE, FORUM SELECTION, SERVICE OF PROCESS...............................  29
   24.3      WAIVER OF JURY TRIAL.....................................................  29
   24.4      ATTORNEYS FEES...........................................................  29

25.0      GENERAL PROVISIONS..........................................................  29

   25.1      NOTICES..................................................................  29
   25.2      MATERIAL/MECHANIC'S LIEN.................................................  30
   25.3      ASSIGNMENT/BINDING EFFECT................................................  30
   25.4      INDEPENDENT CONTRACTOR...................................................  30
   25.5      GOVERNING LAW............................................................  31
   25.6      WAIVER...................................................................  31

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
   25.7      SEVERABILITY/CONSTRUCTION................................................  31
   25.8      SURVIVAL.................................................................  31
   25.9      REMEDIES/EQUITABLE RELIEF................................................  31
   25.10     FEDERAL ACQUISITION REGULATIONS..........................................  32
   25.11     DIVERSITY................................................................  32
   25.12     FORCE MAJEURE............................................................  32
   25.13     GOVERNMENTAL CONSENTS NOT REQUIRED.......................................  32
   25.14     IMPORT AND EXPORT CONTROLS...............................................  32
   25.15     NON-EXCLUSIVITY..........................................................  32
   25.16     NO THIRD PARTY BENEFICIARIES.............................................  32
   25.17     PERMITS AND LICENSES.....................................................  33
   25.18     SIGNATURES: COUNTERPARTS/FACSIMILE.......................................  33
   25.19     ENTIRE AGREEMENT; MODIFICATIONS; INCONSISTENCIES.........................  33

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               MASTER PURCHASE AGREEMENT FOR SUBSCRIBER EQUIPMENT

This Master Purchase Agreement for Subscriber Equipment (the "Agreement"), effective as of March 14, 2002 (the "Effective Date"), is entered into by and between Sprint Spectrum L.P., a Delaware limited partnership with offices at 6160 Sprint Parkway, Overland Park, Kansas 66251 ("Sprint"), and Handspring, Inc., a Delaware corporation with offices at 189 Bernardo Avenue, Mountain View, California 94043 ("Handspring").

                                   BACKGROUND

         WHEREAS, Handspring is in the business of manufacturing, marketing and selling handheld computers, communications devices and related products and accessories, and Sprint is in the business of operating telecommunication networks, and providing wireless communication services and products to individuals and businesses;

         WHEREAS, Sprint and Handspring wish to set forth herein the terms and conditions which will apply generally to the purchase of Handspring's Products by Sprint during the Term, unless and except as may be otherwise provided for in the applicable Contract Addendum (as defined below) which is to be prepared and executed by the parties for each of the various Products which Sprint purchases during the Term from Handspring pursuant to this Agreement;

         NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual promises and the covenants herein made, and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

                                A G R E E M E N T

1.0      DEFINITIONS

The meanings given to terms in this Agreement are equally applicable to both the singular and the plural forms of the terms. Capitalized terms used in the Contract Addendums, or any of the exhibits, appendices, attachments, or schedules attached to this Agreement or any Contract Addendum related hereto, shall have the meaning and definitions given to them in this Agreement, unless expressly defined in the Contract Addendum or other document, in which case such terms shall have the meanings set forth in the Contract Addendum or other such document. For the purposes of this Agreement, the following definitions apply.

1.1. "AGENT" means any individual sole proprietor or entity, other than a Sprint Affiliate, that has or develops a business relationship with Sprint or a Sprint Affiliate and that has the ability to resell Products to Purchasers (directly or through the Agent's distribution channels), including but not limited to original equipment manufacturers (OEM), value added resellers (VAR), and other persons or entities with which Sprint or a Sprint Affiliate has or develops a distribution relationship.

1.2. "BACKWARDS COMPATIBILITY" or "BACKWARDS COMPATIBLE" means the referenced prior Revision Level or Levels of the applicable Product remain fully functional after the integration with the respective succeeding Revision Level or Levels and that after such integration the prior Revision Level or Levels do not lose any functionality and the new Revision Level or Levels Interoperate with all functionalities of the prior Revision Level or Levels.

1.3. "BLAZER" means Handspring's proprietary internet browser software as described in the Blazer Agreement.

1.4. "BLAZER AGREEMENT" means the Software License, Hosting and Support Services Agreement entered into by and between Sprint and Handspring, on or about September 11, 2001.

1.5. "BUSINESS DAY" means any day of the year other than a Saturday, Sunday, or a United States national public holiday (or a Canadian national holiday or Canadian provincial holiday if such holiday is

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in the province where a Handspring repair or customer support center is located).

1.6. "CONTRACT ADDENDUM" means the specific terms and conditions set forth in a separate addendum to this Agreement, which the parties agree to negotiate and execute, from time to time during the Term, in connection with, and which will apply to and control with respect to, each different Handspring Product to be purchased by Sprint hereunder (including, but not limited to the description of the Product in question, the pricing terms, the definition of the "territory" involved, special logistical terms, and any other terms and conditions differing from those set forth in this Agreement).

1.7. "CUSTOMER" means any person or entity that purchases and/or sells Handspring's products (including a Purchaser of a Product).

1.8. "DEFECT" or "DEFECTIVE" means any one or a combination of the following, or items of a similar nature:

         (a) when used with respect to Products (including work by any Handspring Personnel), items that are not: (i) in accordance with the Specifications; or (ii) free from errors and omissions in Product workmanship or design which materially impair the functionality of the Product; or

         (b) in general: (i) work (including work by any Handspring Personnel) that does not conform to the Specifications or requirements of this Agreement or both; (ii) work (including work by any Handspring Personnel) that is not free from excessive corrosion or erosion; or (iii) any design, engineering, materials, Products, tools, supplies or training that does not conform to the Specifications.

1.9. "DELIVERABLE" means the Products (or Services, if any) delivered or to be delivered by Handspring under this Agreement (including the relevant Contract Addendum relating thereto) and any applicable Purchase Order(s).

1.10. "DOCUMENTATION" means all written instructions, manuals, descriptions, and any other documents that are: (i) related to the Deliverables; (ii) necessary for Sprint to support Sprint's business requirements (such as provisioning, testing, operating and troubleshooting) in connection with the Deliverables; and
(iii) detailed, comprehensive, and prepared in conformance with generally accepted industry standards of professional care, skill, diligence and competence applicable to telecommunications and operational practices similar to Sprint's.

1.11. "EMBEDDED SOFTWARE" means software that is embedded in the Product and is not intended to be separated from the hardware to function.

1.12.    "EQUIPMENT" means the Product, including Embedded Software.

1.13. "EQUIPMENT FEATURE ENHANCEMENT" means: (i) feature enhancements that materially improve functionality or performance of Equipment and that Handspring markets as separate commercially available products; or (ii) custom developed features for Sprint or another Customer.

1.14. "EQUIPMENT REVISION" means any revision, modification, patch, fix, alteration, correction, revision, or any other change to the Equipment, except for Equipment Feature Enhancements.

1.15. "HANDSPRING PERSONNEL" means any employees, subcontractors or agents of Handspring who perform Services, act on Handspring's behalf, or are paid by Handspring in connection with this Agreement.

1.16. "HANDSPRING PERSONNEL COMPENSATION" means wages, salaries, fringe benefits and other compensation, including contributions to any employee benefit, medical or savings plan and all payroll taxes, unemployment compensation benefits, including withholding obligations.

1.17. "HANDSPRING MARKS" means those Handspring trademarks, trade names, logos, designations and trade dress elements used in connection with a specific Product or the related packaging, marketing and/or advertising campaigns, and identified in the applicable Contract Addendum associated with that Product.

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1.18. "ILLICIT CODE" means any unauthorized key, node, lock, time-out, "back door," "trapdoor," "booby trap," "drop dead device," "data scrambling device," "Trojan Horse," or other means for enabling codes or other functions, whether implemented by electronic, mechanical or other means, which is capable of restricting use or access to any portion of any Software or any data or similar information created by or accessed using the Software.

1.19. "INTEROPERABILITY" or "INTEROPERATE" means the ability of a Product to interconnect with and successfully operate with other products and systems.

1.20. "NET PRICE" means the final price paid by any Customer, including Sprint, after all discounts, reductions, rebates, or adjustments of any kind are applied.

1.21. "PURCHASE ORDER" means any written purchase order for Deliverables issued by Sprint under this Agreement.

1.22. "PURCHASER" means a person who purchases a Product from Sprint, a Sprint Affiliate, or an Agent as an initial end user of the Product.

1.23. "PRODUCT" shall mean Handspring products as may be purchased by Sprint pursuant to this Agreement and the related and required Contract Addenda to be negotiated and executed by the parties with respect thereto.

1.24. "REPLACEMENT COSTS" means the cost of de-installation, disassembly and return shipping of any non-conforming Product, if any, that Sprint incurs in obtaining replacement Deliverables from Handspring.

1.25. "REVISION LEVEL" means, with respect to any Product, any change from the immediately preceding version, including, any Software Revision, Software Feature Enhancement, Equipment Revision and Equipment Feature Enhancement.

1.26. "SDD" (also referred to as the "SCHEDULED DELIVERY DATE") shall mean the date which Handspring specifies in its acknowledgement of a particular Purchase Order as the date which the Product units ordered therein will be available at the Delivery Point.

1.27. "SERVICES" means any services, that Handspring may offer for a fee, related to the Products.

1.28. "SOFTWARE" means the software programs provided or to be provided by Handspring under this Agreement, any Software Revision, Software Feature Enhancement and any related Documentation.

1.29. "SOFTWARE FEATURE ENHANCEMENT" means: (i) feature enhancements, including new releases or versions, that materially improve functionality or performance of Software and that Handspring markets as a separate commercially available product; or (ii) custom developed features for Sprint or another Customer.

1.30. "SOFTWARE REVISION" means any commercially available revision, modification, patch, fix, alteration, correction, revision, or any other change to the Software or Documentation, except for Software Feature Enhancements.

1.31. "SPECIFICATIONS" means the Product specifications and associated performance standards which are set forth as a schedule to, or otherwise referenced in, each Contract Addendum entered into by the parties with respect to the various Products to be purchased by Sprint pursuant to the terms hereof.

1.32. "SPRINT AFFILIATE" means: (i) any entity, directly or indirectly, Controlling, Controlled by or under common Control with Sprint; or (ii) any entity that is a telecommunications network operator and is authorized to sell telecommunication products or services under the "Sprint" or "Sprint PCS" brand name or any successor brand name(s). For purposes of this definition, "Control" means: (i) the power to vote fifteen percent (15%) or more of the voting interests of an entity; or (ii) ownership of fifteen percent (15%) or more of the beneficial interests in income or capital of an entity.

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1.33. "SPRINT MARKS" means those Sprint trademarks, trade names, logos, designations and trade dress elements used in connection with a specific Product or the related packaging, marketing and/or advertising campaigns, and identified in the applicable Contract Addendum associated with that Product.

1.34. "SPRINT NETWORK" means, generally, Sprint's telecommunications network and the wireless personal communications services network using Sprint's CDMA-based wireless network utilizing, as of the Effective Date, the 1.9 gigahertz frequency band.

1.35.    "TERM" shall have the meaning given to it in Section 2 below.

1.36. "TERRITORY" means the United States of America, Puerto Rico and all territories of the United States of America.

1.37. "WARRANTY" shall mean: (i) with respect to Purchasers, the standard limited warranty granted to Purchasers of the Product, a copy of which is set forth as Schedule B hereto; and (ii) with respect to Sprint, the Product warranties described in Section 13.1 below.

2.0      TERM AND TERMINATION

2.1      TERM

The initial term of this Agreement (the "Initial Term") begins on the Effective Date and ends on the second anniversary of the Effective Date (unless otherwise extended by the parties in a subsequent signed writing). Following expiration of the Initial Term, this Agreement will renew automatically on a month-to-month basis unless either party gives thirty (30) days prior written notice of its intention not to renew the Agreement (each thirty 30 day period being a "Renewal Term") (the "Initial Term" and any "Renewal Terms" being referred to collectively herein as the "Term"). The terms of this Agreement shall remain in effect for any Purchase Order that has been acknowledged and accepted by Handspring in accordance with the provisions of Section 6 below at the time of termination of the Agreement.

2.2      TERMINATION FOR CAUSE

If a party breaches this Agreement or a Purchase Order or both, and the breach has or will materially and adversely affect the other party hereto, the other party may give the breaching party a material breach notice, identifying the action or inaction that is the basis of the breach. Unless otherwise provided to the contrary herein, or unless otherwise agreed to by the parties in a signed writing, the party that gave the breach notice may terminate this Agreement, or the affected Purchase Order or both, if the breaching party has not cured the breach within thirty (30) days after the date of the material breach notice by giving the other party a termination notice setting forth what is being terminated, and the effective date of such termination (which can be immediately following the aforementioned thirty (30) day cure period).

2.3      TERMINATION FOR BANKRUPTCY OR FINANCIAL INSOLVENCY

If, at any time during the Term of this Agreement, either Handspring or Sprint becomes "Insolvent" (the "Defaulting Party"), the other party hereto (the "Terminating Party") may terminate this Agreement without liability for terminating the same, by providing at least thirty (30) days advance written notice to the Defaulting Party. For the purposes of this Agreement, the term "Insolvent" shall mean: (i) when the Defaulting Party does not meet material undisputed obligations including judgments, to third parties within ninety (90) days of the date those obligations become due; (ii) the Defaulting Party institutes proceedings under any bankruptcy act, insolvency law or any law for the relief of debtors; (iii) the Defaulting Party becomes the subject of proceedings for the appointment or application of a receiver; (iv) the Defaulting Party makes an assignment of substantially all of its assets for the benefit of its creditors; (v) a party other than the Defaulting Party initiates involuntary proceedings under any bankruptcy act, insolvency law or any law against the Defaulting Party, and the Defaulting Party fails to have those proceedings terminated or discharged within 60 days; (vi) a party other than the Defaulting Party initiates proceedings for the appointment or application of a receiver for the Defaulting Party, and the Defaulting Party fails to have those proceedings terminated or discharged within 60 days; or (vii) the

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Defaulting Party assigns, transfers or attempts to assign or transfer any interest or right in this Agreement other than as permitted under this Agreement.

2.4      METHOD OF TERMINATION.
Unless otherwise stated herein, a party having the right or otherwise terminating this Agreement may terminate this Agreement by giving the defaulting party a written notice thereof; provided all notices required hereunder have been given to the defaulting party (the "Notice Period"), and provided the defaulting party, if given an opportunity to cure the defaults hereunder, has failed to cure the defaults within the required time period.

2.5      EFFECT OF TERMINATION/EXPIRATION

Unless otherwise provided in this Agreement, termination or expiration of this Agreement is without prejudice to any other right or remedy of the parties. Termination of this Agreement for any cause does not release either party from any liability which, at the time of termination, has already accrued to the other party or which may accrue in respect of any act or omission prior to termination or from any obligation which is expressly stated to survive the termination. Without limiting any available remedy at law or in equity and subject to the limitations and exceptions contained in this Section, upon any termination or expiration of this Agreement pursuant to this Section, all rights and obligations of the parties under this Agreement shall be extinguished, except that: (a) all end user licenses for the Product shall survive such termination or expiration; (b) all accrued payment obligations hereunder shall survive such termination or expiration; and (c) the various sections described in Section 25.8, entitled "Survival," shall survive such termination or expiration as provided for therein.

2.6      DUTIES UPON TERMINATION/RETURN OF MATERIALS

If either party terminates this Agreement as permitted herein, then the parties will immediately stop making any statements or taking any actions that might cause third parties to infer that the business relationship described in this Agreement continues to exist between the parties. In addition, and except where continued use or possession may be permitted hereunder, each party will upon request promptly, and using commercially reasonable efforts, return to the other any of the other party's Data (or, upon the instruction of such other party, destroy such Data) or Owned Property (i.e., upon proper termination, Handspring will upon request return to Sprint all Sprint Owned Property and will return, or destroy, if instructed, any and all copies of any Sprint Data which it may have in its control or possession, while Sprint will upon request return to Handspring all Handspring Owned Property and will return, or destroy, if instructed, any and all copies of any Handspring Data which it may have in its control or possession).

3.0      SCOPE

3.1      GENERAL

This Agreement, together with any Contract Addendum related to particular Products at issue, sets forth the terms that apply to any Purchase Order Sprint may issue to Handspring for Deliverables. Each Purchase Order will be governed by the terms and conditions of this Agreement and the Contract Addendum related to the particular Product at issue (with the applicable Contract Addendum to control if in conflict with the provisions set forth in this Agreement), notwithstanding any other terms and conditions in any other documents or agreements between the parties. Unless and except as otherwise expressly set forth herein to the contrary, Sprint may use the Products in combination with other products and software without having to pay Handspring any additional sums on account of or with respect to such combined usage.

3.2      FORECASTING/SALES REPORTS

Sprint shall provide to Handspring, on a weekly basis, a written report setting forth the number of Products activated with respect to the Sprint Network by Purchasers during the immediately preceding week (the "Weekly Activation Report"). In addition to the Weekly Activation Report, Sprint will deliver to Handspring, within ten (10) Business Days after the Effective Date, and thereafter on the first Business

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Day of each month, a written forecast (a "Forecast") specifying its estimate of the quantity of each type of Product that Sprint expects to purchase on a monthly basis during the next twelve (12) months (each twelve 12 month period a "Forecast Period"). The Forecasts will be treated as follows.

         [*]

3.3      PLANNED PRODUCTION CAPACITY

Beginning on the Effective Date, and at the beginning of each calendar quarter thereafter during the Term, Handspring will provide Sprint with written notice of its planned production and distribution capacity to be allocated to Sprint for the next succeeding calendar quarter. In the event Sprint requires higher quantities than are contained in these quarterly forecasts due to unforeseen demand for the Products, Sprint shall promptly notify Handspring of this fact, and Handspring will use commercially reasonable efforts to make larger quantities available within the forecast timeframe.

3.4      RIGHT TO RESELL

Handspring grants Sprint the right to resell any Products purchased under this Agreement to Purchasers, Sprint Affiliates, and Agents; provided the Products are only distributed within and sold to Purchasers residing, and using the Product, within the Territory. Sprint's means of resale may include, but are not limited to, Sprint's direct sales channels, retail outlets, and resale to Agents.

3.5      SPRINT SERVICES.

Upon Sprint's request, Handspring agrees to meet with Sprint periodically to discuss using Sprint as a provider of telecommunications services for Handspring's internal business purposes. Handspring shall have sole discretion regarding its selection of providers of telecommunications services for Handspring's internal business purposes. Telecommunications services include voice (wireline and wireless), data, Internet connectivity, local, phone systems, teleconferencing and video.

4.0      AFFILIATE AND AGENT PRODUCT PURCHASE TRANSACTIONS

4.1      SPRINT AFFILIATES

Sprint Affiliates may purchase Products directly from Handspring, provided each Sprint Affiliate: (a) satisfies Handspring's financial condition and credit requirements (determined by Handspring in its sole and absolute discretion), and
(b) executes a separate written affiliate agreement (and related purchase orders), substantially in the form as that attached hereto as Schedule C. The affiliate agreement may be may be further modified by the applicable Sprint Affiliate and Handspring in order to satisfy or address any performance, financial condition and/or credit concerns Handspring may have (as determined by Handspring in its sole and absolute discretion) or to reflect special terms applicable to the Sprint Affiliate (e.g., Product price). Any purchases made by a Sprint Affiliate pursuant to this Agreement will count toward any volume purchase discount calculations for Sprint purchases and Sprint's purchase commitments with respect to that Product. Only the Sprint Affiliate that signs an affiliate agreement or Purchase Order incurs any obligation or liability to Handspring with respect to the particular affiliate agreement or Purchase Order.

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

4.2      AGENTS

Agents (as defined above) may also purchase Products directly from Handspring, provided each Sprint Agent: (a) satisfies Handspring's financial condition and credit requirements (determined by Handspring in its sole and absolute discretion), and (b) executes a separate written product purchase agreement, and related purchase orders, having terms and conditions substantially the same as those set forth herein, except as modified by Handspring in order to either eliminate provisions which are specific to Sprint, or to satisfy or address any performance, financial condition and/or credit concerns Handspring may have (as determined by Handspring in its sole and absolute discretion) or to reflect special terms applicable to the Sprint Agent (e.g., Product price). Any purchases made by an Agent pursuant to such separate written agreement will count toward any volume purchase discount calculations for Sprint purchases and Sprint's purchase commitments with respect to that Product; however, in no event shall any Products sold by Handspring count toward Sprint's purchase commitments with respect to that Product.

5.0      PRICES, INVOICING AND PAYMENT

5.1      PRICES

Prices (including any applicable discounts) for Products are set forth in the applicable Contract Addendum.

5.2      ONGOING COMMITMENT TO REDUCE PRODUCT COSTS

During the Term, Handspring will seek to identify opportunities to reduce the unit cost of the Product without impairing the quality of the Product (as determined in Handspring's sole discretion). With respect to the foregoing, Sprint and Handspring agree to meet quarterly to review whether any Product cost reduction opportunities exist, and to provide each other with feedback, ideas, and updates regarding the same. In this regard, Sprint agrees to reasonably assist Handspring, as, when and where reasonably possible for Sprint to do so, in connection with those cost reduction activities. The parties agree to negotiate, in good faith, a reasonable allocation of any Product cost reductions to be applied to Product price reductions, if any.

5.3      TAXES

Without impairing Handspring's right to be paid or reimbursed for all sales and use taxes due and payable with respect to Products sold pursuant to the terms of this Agreement, Handspring will itemize applicable sales and/or use taxes separately on Handspring's invoices. If Sprint is exempt from taxation for the purposes of a Purchase Order, it will submit evidence thereof and an exemption certificate (if needed or requested by Handspring) reasonably acceptable to Handspring in order to be relieved of its obligation to pay taxes, as described below. Any federal, state, foreign or local sales, use, VAT, property, gross receipts, telecommunications or other taxes or charges, of any type whatsoever, that may be levied or assessed by reason of the sale or purchase of the Product by Sprint, its Agents and any Sprint Affiliates, or by reason of the possession or use by Sprint or a Customer of the Product, excepting taxes assessed directly against Handspring based on its gross receipts or net income, shall be the liability of, and shall be paid by Sprint (or, as the case may be, Agents, Customers, or Sprint Affiliates). If Handspring is charged with the collection or payment thereof, Sprint shall pay said taxes to Handspring within thirty (30) days of notice and demand for payment thereof from Handspring. In the event that either party is required to withhold any type of tax or other charge under the laws of any nation or political subdivision thereof on any of the payments due and payable hereunder, such party shall be entitled to withhold such amounts, provided the same is timely remitted to the proper taxing or other authority on the payee party's behalf, and the payee party is provided with a full accounting with respect to amounts withheld.

5.4 INVOICES AND ITEMIZATION; NOTICE REQUIRED WITH RESPECT TO DISPUTED AMOUNTS Handspring must send invoices to the following address:

        Sprint Spectrum L.P.
        Supplier Disbursements Department
        Mailstop:  KSOPKD0101
        6860 W. 115th Street
        Overland Park, Kansas 66211

Each invoice must include: (i) Handspring's name and remit address; (ii) invoice number; (iii) invoice date; (iv) the name of Handspring's Sprint contact; (v) the contract number that Sprint assigned to this Agreement; and (vi) the related Contract Addendum number and the number of the Purchase Order(s) included therein. With respect to Products, the invoice must include a brief description of the Products included in such invoice, the date shipment was made and the shipping origination and destination. Unless otherwise specified in this Agreement, each party will pay undisputed amounts within [*] of the date of the other party's invoice. Each party will pay disputed amounts, if owed, within [*] after resolution of the dispute. If Sprint disputes any amount due to Handspring, Sprint will give Handspring written notice of the disputed amount and the reason for the dispute within [*] of the date of the invoice at the following address (an "Invoice Dispute Notice"):

        Handspring, Inc.
        189 Bernardo Avenue
        Mountain View, California 94043
        Attention: Accounting Department

Notwithstanding anything contained herein to the contrary, Sprint waives all objections, remedies, or other rights Sprint may have to dispute or otherwise object to or contest (including any rights to deductions, set off or offsets under Section 5.5 below) any Handspring invoice if Sprint fails to send an Invoice Dispute Notice to Handspring [*] of the date of each such Handspring invoice.

5.5      UNAUTHORIZED DEDUCTIONS.

Unauthorized deductions (as distinguished from withholding payment on disputed invoices, as per Section 5.4 above) by Sprint on payments of invoices to Handspring for any reason will not be allowed or accepted. Sprint may make authorized deductions if Sprint timely provides a Invoice Dispute Notice to Handspring, as provided in Section 5.4, and if the deductions are agreed to, in advance and in writing, by Handspring. Accordingly, Sprint agrees that it will not setoff or offset against Handspring's invoices any amounts that Sprint claims are due to it other than deductions Sprint disputes pursuant to the Invoice Dispute Notice in Section 5.4 and agreed to by Handspring in advance and in writing.

5.6      PROMPT INVOICING

Handspring must invoice Sprint promptly and will not: (i) invoice Sprint more than [*] days after Handspring is permitted to issue an invoice for Deliverables under this Agreement ("Late Invoices"); or (ii) make a claim for payment related to an already issued invoice more than [*] days after the invoice date ("Late Claims"). Notwithstanding the foregoing, (a) Handspring shall only be required to make one demand and/or claim for payment with respect to any issued and outstanding invoice; (b) Handspring shall be deemed to have made, and shall have fully satisfied its obligations to make, a demand and claim for payment with respect to any already issued and outstanding invoice if Handspring includes or incorporates into any subsequent invoice (or, alternatively, sends a separate written notice, as per the notice provisions below), a notation setting forth

 * Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

the balance due and owing with respect to such earlier issued and outstanding invoice ( a "Timely Claim"), and (c) any invoice for which Handspring has made a Timely Claim shall not constitute a Late Claim for purposes of this Agreement. Subject to the foregoing, Sprint is not obligated to pay Late Invoices or Late Claims and Handspring waives all rights and remedies related to Late Invoices and Late Claims.

5.7      ELECTRONIC TRANSACTIONS

Sprint and Handspring may agree to facilitate electronic ordering, invoicing and payment through either the use of an electronic data interchange or an Internet-based e-commerce solution. The requirements that will govern electronic transactions will, once mutually agreed to, be set forth in and attached as a Schedule to this Agreement.

6.0      PRODUCT PURCHASES: MINIMUM COMMITMENTS AND ORDERING

6.1      PURCHASE ORDERS; AGREEMENT CONTROLS

Sprint will purchase Deliverables by issuing, as described below, Purchase Orders to Handspring during the Term. Each Purchase Order will specify, at a minimum, the quantity, the Net Price, the requested delivery date, and the shipping destination (location/address). Handspring will not ship unauthorized substitute Products to Sprint without Sprint's prior written consent. Within five (5) Business Days after receipt of a Purchase Order, Handspring will issue a written acknowledgment (electronically or by facsimile) with respect to each Purchase Order it receives, said acknowledgement to include, among other things, Handspring's SDD. If Handspring does not specifically acknowledge its receipt and acceptance of any Purchase Order within this time, Handspring will be considered to have rejected the relevant Purchase Order. Any term in the acknowledgment that is inconsistent with this Agreement, the related Contract Addendum, or the Purchase Order is of no force and effect. Notwithstanding any other terms and conditions in other Handspring or Sprint documents, all Products purchased under this Agreement shall be governed by the terms and conditions of this Agreement, the related Contract Addendum associated with such Product, and the relevant Purchase Orders. Sprint will cause only those persons authorized by Sprint to issue Purchase Orders on Sprint's behalf. Handspring will cause only those persons authorized by Handspring to acknowledge or accept Purchase Orders on Handspring's behalf. If either party becomes aware that any Purchase Order in any way materially contradicts or is not otherwise in substantial conformance with the terms of this Agreement, that party shall promptly notify the other party hereto of the contradiction or non-conformance within a reasonable time after it becomes aware of the contradiction or non-conformance. Handspring will reasonably endeavor to fulfill any such non-conforming Purchase Order by ignoring any non-conformity and notifying Sprint of said non-conformity, along with any proposed correction; provided, however, Handspring shall cease to fulfill said Purchase Order if Sprint expressly cancels said Purchase Order, as modified and corrected by Handspring, by giving Handspring written notice of cancellation within ten (10) Business Days of Handspring's notice of non-conformance. In no event will Handspring's performance in connection with any such non-conforming Purchase Order be deemed a breach, or waiver or modification of its rights or obligations hereunder, unless Handspring continues processing the non-conforming Purchase Order after Sprint has timely notified Handspring that it has cancelled said non-conforming Purchase Order.

6.2      LOGISTICAL AND DISTRIBUTION CAPABILITIES

If Sprint requests that Handspring provide Sprint with more extensive logistical and distribution capabilities (e.g. excess warehousing at Handspring's expense), Sprint and Handspring agree to negotiate, in good faith and in a commercially reasonable manner, terms and conditions associated therewith which are mutually agreeable to the parties.

6.3      INVENTORY PROCESSES

Handspring will: (i) utilize Universal Product Code (UPC) stock control numbering and other commercially reasonable bar-coding methodologies related to standard industrial inventory processes, systems and management; and (ii) use commercially reasonable efforts to identify, locate, or develop inventory processes and systems that will maximize the efficiency of the Product delivery logistics contemplated herein.

6.4      PURCHASE ORDERS

The Contract Addendum associated with each Product shall describe and set forth any special terms associated with, and/or processes to be used or followed with respect to, any Purchase Orders issued for any Products. In the event any of the terms of this Agreement conflict with or pertain to a provision set forth in any Purchase Order for a Product, the terms of this Agreement shall apply and control; provided, however, that if any of the terms of this Agreement conflict with or pertain to a provision set forth in the applicable Contract Addendum for a Product, the Contract Addendum shall instead apply and control.

6.5      POSTPONEMENT/CANCELLATION/CHANGES OF PURCHASE ORDERS BY SPRINT

Any Purchase Order may be modified or postponed by Sprint with written notice to Handspring in accordance with the following schedules.

6.5.1    QUANTITY INCREASES AND SHIPMENT SCHEDULE CHANGES.

                  For any Purchase Order issued in accordance to this Agreement, Sprint may: (i) increase the quantity of Product or (ii) reschedule the quantity of Products and their shipment date as provided in the table below:

              MAXIMUM ALLOWABLE VARIANCE FROM PO QUANTITIES/SHIPMENT DATES

                  [*]

Any Product quantities increased or rescheduled pursuant to this Section may not be subsequently increased or rescheduled without the prior written approval of Handspring. All other changes in quantity or shipment date require Handspring's prior written consent. Handspring will use reasonable commercial efforts to meet quantity increases. If there are extra costs to meet a schedule increase in excess of the above limits, Handspring will inform Sprint, and the parties will negotiate a mutually acceptable resolution, provided the same is commercially reasonable to both parties. Upon reaching a mutually acceptable resolution, Sprint will issue a revised Purchase Order reflecting the terms mutually agreed to.

6.5.2    CANCELLATION LIABILITY.

                  In the event Sprint cancels any Products ordered as part of any Purchase Order hereunder, Handspring and Sprint agree to the following cancellation terms:

[*]

In the event Sprint should cancel all or a portion of the Products included in a Purchase Order, Handspring and Sprint shall use reasonable commercial effort, and shall work together in good faith, in order to identify and pursue alternatives methods for inventory disposition, or other commercially available disposition techniques.

6.6      CANCELLATION OF PURCHASE ORDERS BY HANDSPRING.
Notwithstanding anything contained herein to the contrary, Handspring may cancel a Purchase Order at any time if: (1) Handspring reasonably believes delivery of the Products specified in such Purchase Order

 * Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

will violate any law, regulation or court order, or (2) notice of non-renewal or termination has been given with respect to this Agreement.

6.7      PURCHASE ORDER TERMINATION FOR CAUSE

If a Purchase Order is terminated in the event of late shipment pursuant to
Section 7.4, and the Products have been shipped or delivered, Sprint may return the Products at Handspring's expense. If termination of a Purchase Order is partial, Handspring must continue to perform the remaining portion of the Purchase Order.

7.0      SHIPPING AND RISK OF LOSS OF PRODUCT

7.1      GENERAL

Handspring will ship Products to the location specified in the Agreement or the applicable Purchase Order (the "Delivery Point") in accordance with the Sprint's Vendor Compliance Document, which is incorporated by reference. Handspring will ship Products Delivered Duty Paid (Incoterms) to the Sprint warehouse or other site designated by Sprint. Handspring will select the carrier and insurance that is consistent with Handspring's past practices, using commercially reasonable efforts. All shipments will be identified with large, easily readable type, including the shipping location, the Purchase Order number, and any other special purchase or shipping instructions required by Sprint. Handspring may not ship partial Purchase Orders of Product without Sprint's prior written consent. Successful delivery of the Product to Sprint does not and shall not impair or adversely affect Sprint's right to return to Handspring any Products that fail to satisfy the Specifications or the Vendor Compliance document according to the procedures described Section 7.2 below. Handspring will only ship to Sprint's designated warehouse/receiving facility and will not ship to an Agent or Sprint Affiliate directly unless such Agent or Sprint Affiliate has satisfied the applicable requirements in Section 4.0 above.

7.2      SHIPMENT AND SPRINT'S PRODUCT RETURN RIGHTS

Sprint will have the right and opportunity to inspect a Product shipment hereunder, in whole or in part, at the Delivery Point. If Sprint determines that any shipment or part of a shipment fails to conform to specifications defined in the Vendor Compliance Document and the relevant Product Specifications, Sprint must request, [*] of receiving a Product shipment, a return and credit by notifying Handspring in writing of the nature and quantity of the non-compliance and the affected Purchase Order. Handspring will respond to Sprint [*] of receiving Sprint's request and will either (i) issue a return material authorization ("RMA") to Sprint that will authorize the return of non-conforming Product, or (ii) provide Sprint with written substantiation for the refusal to issue the return authorization. Upon receipt of the rejected Product at Handspring's Returns/Repair Center, Handspring will, at Sprint's request, either
(i) issue an appropriate credit with respect to the relevant invoice, or (ii) ship conforming replacement Product in quantities up to the Product quantities returned under the relevant RMA [*]. If Sprint requests Handspring to ship conforming replacement Product and Handspring fails to ship conforming replacement Product within [*] of receiving the returned Product, then Sprint will have the right, at its option, to terminate this Agreement, with 30 days' prior written notice, without any payment or liability with respect to the invoice that applies to the returned product. Sprint's issuance or non-issuance of a return request [*] after receiving a Product shipment will in no event limit, modify, waive or otherwise restrict either Sprint's or Handspring's rights under the terms, including, without limitation, the warranty provisions, of this Agreement.

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

7.3      TITLE AND RISK OF LOSS

The legal title to, and risk of loss or damage, will transfer to Sprint upon delivery of the Products to the Delivery Point.

7.4      LATE DELIVERY

If Handspring is more than [*] days late (i.e., [*] days past the SDD) in delivering any Product units specified in any applicable Purchase Order, Sprint may terminate any undelivered portion of the Purchase Order. Sprint's receipt of all or any part of the Products does not waive any claim that Sprint may have for delay under this Section. Furthermore, in the event expedited shipping is used to speed delivery of late Products, Handspring will be responsible for all shipping charges in excess of those which would have been incurred had normal shipping processes occurred with respect to the Products so shipped.

7.5      EARLY DELIVERY

If Handspring delivers Product units with respect to any Purchase Order prior to the SDD, Sprint may treat such Products as delivered on the SDD for purposes of determining when payment therefore is due hereunder. However, if Handspring delivers Product units seven (7) Business Days or more before the SDD, Sprint may reject the delivery or store the Products at Handspring's expense; provided, however, Handspring shall only be required to pay those storage costs which are commercially reasonable and appropriate for the Product.

8.0      RETURN AUTHORIZATION; WARRANTY AND NON-WARRANTY REPAIRS

8.1      IN WARRANTY REPAIR OR REPLACEMENT

Upon request by Sprint for a return authorization for Defective Product under Warranty, Handspring will either issue a return authorization or provide Sprint with written substantiation for the refusal to issue the return authorization [*] after receipt of a request to return. The return authorization process for Products (including the specific logistical processes applicable to in-Warranty repair and replacement Services) is set forth in, and is governed by, that certain Master Services Agreement to be negotiated and entered into by the parties with respect to the Products sold hereunder.

8.2      RETURN AND REPAIR OF DEAD ON ARRIVAL PRODUCTS

During any applicable Warranty period, Handspring will allow Sprint to return, at Handspring's expense, any Products that are found to be Defective prior to the sale of such Products to any Purchaser ("Dead on Arrival") to any of Handspring's designated repair facilities for service by Handspring, provided that Sprint has received a return authorization from Handspring applicable to the Products being returned, as provided for above. [*] after Handspring receives a returned lot of Dead on Arrival Products, at Sprint's option, Handspring will either: (i) approve a credit for the Defective Products which Sprint can take as an offset on the related invoice or subsequent invoices; (ii) send, at Handspring's sole expense, a repaired, replacement, or refurbished Product directly to Sprint's central distribution center (or such other location and address as may be requested by Sprint); or (iii) only in the event that Handspring cannot execute either option (i) or (ii) hereinabove, refund to Sprint the Net Price of the Defective Product. In the event that Handspring approves a credit, the amount of the credit shall be adjusted and reduced to reflect and reverse any MDF applied to the Defective Products at issue.

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

8.3      REFURBISHED PRODUCTS

When repairing or replacing any Defective Product, Handspring will maintain the quality of the Product and will not substitute any component thereof with a component of lesser quality or with a component that has a lesser performance standard or capability. Subject to the immediately preceding sentence, Handspring will be entitled to repair or replace a Defective Product using refurbished components and refurbished Products.

8.4      OUT OF WARRANTY REPAIR

Handspring will use commercially reasonable efforts to facilitate the establishment of a direct commercial agreement and relationship between Sprint and Handspring's authorized repair partner/service center, so as to enable Sprint to have repaired or refurbished any Product that that is no longer covered by a Warranty pursuant to this Agreement. Repair of such out-of-Warranty Products will be governed by the terms of a separate service or maintenance Agreement between Sprint and Handspring's authorized repair partner.

9.0      INSPECTION, TESTING, AND CERTIFICATION OF PRODUCT

9.1      SPRINT INSPECTION

Sprint may inspect or test each calendar quarter during the Term (unless otherwise consented to by Handspring, said consent not to be unreasonably withheld), any Product at Handspring's location before Handspring ships Product to Sprint. Sprint must notify Handspring in writing of its intent to conduct such inspections or tests at any Handspring location at least fifteen (15) days in advance. Handspring must provide, at its expense, reasonable assistance for inspections and tests. Sprint also may test and inspect the Product after its arrival at Sprint's location. Sprint's right to inspect and test does not relieve Handspring from any of its other obligations under this Agreement, including Warranty and quality control obligations.

9.2      CERTIFICATION

Sprint requires that Products pass Sprint's certification tests. Handspring will promptly, at its expense, provide sufficient Products (as documented in the applicable Contract Addendum for the Products involved), Documentation, Software, and other necessary items to enable Sprint and Handspring to perform Sprint's certification tests at the earliest possible time. Sprint will commit all reasonably necessary resources whether under Sprint's direct or contractual control to enable a timely certification process for Handspring Products. Handspring will test the Products and verify to Sprint in writing that the Products perform in accordance with the Specifications. The failure of Handspring to verify the performance of the Products will result in Sprint's right to suspend or cancel (without any liability pursuant to Section 6.5 above) any and all existing or future Purchase Orders upon written notice to Handspring; provided any Purchase Orders so suspended shall be automatically reinstated (with the applicable time periods tolled for the period of time the suspension was in effect) upon Handspring's submitting the required verification to Sprint. If Handspring cannot satisfy Sprint's certification tests and remains non-compliant for forty five (45) days after receiving written notice from Sprint regarding such failure, Sprint may, at the end of such forty five (45) day period, terminate the Agreement by giving Handspring an additional thirty
(30) day written notice of termination, but no right to cure will apply during this additional 30 days.

10.0      PRODUCT LABELING/PACKAGING; RECIPROCAL TRADEMARK LICENSES

10.1     MARKS, LOGOS & LABELS

The exterior of each Product and its packaging will bear: (i) one or more technology marks, in a location and as otherwise specified in the relevant Contract Addendum; or (ii) any other technology mark approved by Sprint. At Sprint's option, and at Handspring's sole expense, each Product may be otherwise labeled or logoed or both in accordance with the Specifications. Any Sprint Mark or other intellectual property provided by Sprint to Handspring is the sole property of Sprint. As provided for below, Handspring is granted a limited license to use the Sprint Marks only as necessary to perform its labeling or packaging obligations pursuant to this Agreement. The Products and packaging will bear only those labels and logos agreed to by Sprint pursuant to the terms of this Agreement. The Products and packaging will bear the "Sprint" label or logo, the Handspring label or logo, or any other labels or logos that Sprint, in its sole discretion, determines are appropriate in the size and position on the Products as Sprint specifies in the relevant Contract Addendum entered into with respect to the Product at issue.

10.2     PRODUCT LABELING

Sprint will participate in, and will review and provide consent with respect to, Product labeling (said consent not to be unreasonably withheld). Handspring agrees to design Product labeling to complement Sprint's marketing efforts in accordance with Sprint's reasonable instructions.

10.3     PRODUCT PACKAGING

Handspring will cooperate with Sprint in the development of Product packaging that it is fully integrated with Sprint's branding strategy and that supports Sprint's marketing communication and segmentation strategy. This cooperation will focus on the content of Product packaging, the configuration, physical dimensions and materials of the packaging communication, colors, graphics, descriptive language used in connection with Products, and other items as mutually agreed by the parties and described in the relevant Contract Addendum associated with that Product. If Handspring is not able to meet Sprint's packaging needs, Handspring will supply the Products in a Sprint-specified configuration and bulk packing, and Handspring will provide a credit to Sprint for any amounts Sprint is obligated to pay hereunder with respect to the packaging services which Handspring is unable to provide, if any.

10.4     RECIPROCAL TRADEMARK LICENSES

With respect to those Sprint Marks specifically approved by Sprint for use in connection with this Agreement, Sprint represents and warrants to Handspring that it either owns or has obtained all rights necessary or required in order to grant the rights described herein to Handspring. With respect to the Handspring Marks specifically approved by Handspring for use in connection with this Agreement, Handspring represents and warrants to Sprint that it either owns or has obtained all rights necessary or required in order to grant the rights described herein to Sprint and/or its distributors. For purposes of this provision, references to a "party" shall include that party's authorized distributors, as appropriate. Accordingly, as may be reasonably necessary for each party hereto to satisfy its obligations under this Agreement, Handspring grants to Sprint with respect to the Handspring Marks, and Sprint grants to Handspring with respect to the Sprint Marks, a limited, fully paid, non-transferable license to use, as the case may be, the Handspring Marks and Sprint Marks that are specifically approved by Sprint or Handspring for use in connection with this Agreement (collectively, the "Marks") in the Territory during the Term in connection with the production, packaging, distribution and sale of the Product (together with a right to sub-license the same to its respective distributors), provided the same is in compliance with the specific terms and any applicable restrictions relating to the use of Marks which may be included in the relevant Contract Addendum for the particular Product in question. Each party shall not, however, be permitted to use any of the other party's Marks outside of the uses contemplated herein or in any manner not specifically permitted in this Agreement without the prior written consent of said other party. Each party agrees to remove or correct any outdated or incorrect information regarding the Products or Sprint service plans from its promotional or marketing channels, or on its website, upon Handspring's or Sprint's request. Each party shall not combine each other's Marks with any other mark, logo or trade name (other than each other's Marks, as mutually agreed to, in connection with the manufacture, sale and distribution of the Product, as described herein) without the prior written approval of the other party hereto. Neither party shall acquire hereunder any right, title, or interest in the other party's Marks or the goodwill associated with the Marks due to its use of the Marks, other than the right to use said Marks in accordance with this Agreement. Each party also agrees not to make any application to register the other party's Marks, nor to use any confusingly similar trademark, service mark, trade name or derivation during the term of this Agreement and thereafter. Upon termination of this Agreement, all rights granted by one party hereto to the other to use the Marks shall expire, and each party shall discontinue use of the other party's Marks. This Section shall survive the termination or expiration of this Agreement.

11.0     TECHNICAL SUPPORT TRAINING AND PRODUCT INFORMATION

11.1     TECHNICAL TRAINING

Handspring will, at Handspring's expense, and unless otherwise provided in the applicable Contract Addendum for the Product in question, provide a technical training program for the Level One customer care and escalated technical call centers used by Sprint. The goal of this program is to provide technical training to Sprint personnel on the features of the Product as well as provide related collateral material. The training program will at a minimum include, Product features and usage, Product accessories, installation and troubleshooting, relevant Handspring-related policies and other subjects as may be agreed from time to time. Locations and timing for the training will be determined by Sprint with the reasonable consent of Handspring, and the training will occur as often as reasonably requested by Sprint for the first two years of the Product's introduction. Sprint will pay for travel expenses and other training related expenses for Sprint personnel attending the training. Handspring will pay for its own travel expenses and associated handout or CD materials for the training sessions. The parties will work together to design the training program to complement Sprint's customer service and technical support services; this may include Handspring assisting Sprint with Sprint call-center Intranet content.

11.2     SALES TRAINING

Handspring will, at Handspring's expense, provide a sales training program for the distribution channels used by Sprint for the Products. The goal of this program is to provide sales training to Sprint personnel on the features of the Product as well as provide related collateral material. The training program will at a minimum include, Product features and usage, and other subjects as may be agreed from time to time. Locations and timing for the training will be determined by Sprint with the reasonable consent of Handspring, and the training will occur as often as reasonably requested by Sprint for the first two years of the Product's introduction. Sprint will pay for travel expenses and other training related expenses for Sprint personnel attending the training. Handspring will pay for its own travel expenses and associated materials for the training sessions. The parties will work together to design the training program to complement Sprint's marketing and sales efforts.

11.3     LIMITATIONS ON TRAINING

The total amount of training that Handspring shall provide under Sections 11.1 and 11.2 combined shall not exceed [*] person hours in any twelve (12) consecutive month period (the "Base Training"). Handspring shall provide the Base Training at [*]. In the event Sprint requests training in excess of the Base Training, Handspring will provide such additional training at commercially reasonable rates.

11.4     COLLATERAL SUPPORT, DOCUMENTATION AND RELATED PRODUCT INFORMATION

To assist Sprint in promoting sales of Products, Handspring will, at Sprint's sole cost and expense, provide Sprint with catalogs, point-of-sales literature, training documentation, printed technical information, data sheets, and other reasonable advertising materials which Handspring has available to it (in either printed or electronic form, as determined by Handspring) and which may be reasonably requested by Sprint from time to time during the Term (in specific quantities and at specific costs as may be agreed from time to time by the parties in writing in advance).

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

11.5     CUSTOMIZED SALES AND TRAINING COLLATERAL

If Sprint requires customized Product sales, and/or training literature for Sprint's internal use, the content of Handspring's existing literature will be provided to Sprint, at no cost, and in electronic form or CD-ROM format to allow Sprint to reproduce the literature. Handspring grants to Sprint a non-exclusive, royalty-free license to reprint and distribute any Handspring-provided Product sales literature within the Territory in connection with Sprint's sales, advertising, marketing, and promotion of the Products; provided, however that Sprint's usage of such literature shall be governed by Handspring's obligations to third parties, if any, for content that Handspring has licensed for inclusion in such literature.

11.6     PRODUCT USER GUIDES

Handspring grants to Sprint a royalty-free, non-exclusive, perpetual license to utilize Handspring's user guides, if any, within the Territory in connection with the development of Sprint's Product user guides. This license includes not only the right to use Handspring's user guides, but also the right to include any or all portions of these guides either "as is" or as modified by Sprint in the Sprint user guides; provided the same has been reviewed for accuracy, and approved in advance and in writing, by Handspring prior to the use or distribution of any such modified versions.

11.7     MARKET DEVELOPMENT FUND (MDF)

So long as Sprint is in compliance with this Agreement, and the Handspring Market Development Fund Guidelines attached as Schedule A hereto, Handspring agrees to establish a market development fund, and make it available to Sprint for marketing activities and expenses within Sprint's distribution channels, in an amount equal to the percentage of actual Net Price of Product units purchased by Sprint (excepting, however, Products sold by or through Handspring) (the "MDF") each month during the Term as is set forth in the applicable Contract Addendum related to the Product in question. Handspring will apply the MDF as a credit at the time of a Product purchase to invoices from Handspring to Sprint reflecting the amount of MDF credit as a separate line item on the invoices. Sprint agrees to use the MDF solely for the promotion of the Product for which the MDF is given and to apply and expend the MDF in a manner consistent with Schedule A. Consistent therewith, Sprint will provide Handspring with quarterly reports on actual MDF spending on each Product. Subject to the foregoing, and to Schedule A hereto, any credits in the MDF may be used by Sprint in connection with any "Authorized Marketing Program." "Authorized Marketing Programs" means any print media, broadcast media, and outdoor advertising marketing or promotional activities focusing solely on the Product, including, but are not limited to, seminars, trade shows, advertising campaigns, incentive packages, extended warranties, and additional repair services. In addition, subject to the foregoing, and to Schedule A hereto, Sprint will maintain detailed and comprehensive records of its Authorized Marketing Program expenditures for Products, and will, upon Handspring's written request (but no more often than quarterly), provide Handspring with copies of Sprint's invoices and other documentation or substantiation reasonably requested by Handspring showing out-of-pocket Authorized Marketing Program expenditures incurred by Sprint. Handspring will not charge Sprint for any expenses (administrative, overhead or otherwise) associated with maintaining or monitoring the MDF.

11.8     TASK FORCE TEAM

Sprint and Handspring will establish a task force team ("Task Force Team") within sixty (60) days after the Effective Date. The purpose of the Task Force Team will be to review development requirements and high level development milestones to ensure that Handspring understands Sprint's requirements for each Product (including new products) or enhancement. Any expenses associated with the Task Force Team will be borne by party who incurs the expense. The Task Force Team will provide an executive forum to discuss product ideas, Sprint requirements, and Sprint's recommended development prioritization for improved infrastructure-based Product features. The focus of the Task Force Team will be on Product features, new CDMA Products, Product Enhancements, critical operational issues, future developments beyond CDMA mobile services that do not require additions to the Sprint PCS network, and other matters the parties mutually agree upon.

11.9     MARKET DEVELOPMENT MANAGER

Handspring will appoint or designate a market development manager ("Market Development Manager"), at Handspring's sole expense, to coordinate Handspring's obligations relating to the Task Force Team, and focus on new Products, CDMA services and features. The Market Development Manager will be reasonably knowledgeable regarding CDMA technology and the Sprint PCS network, and will work closely, on a regularly scheduled basis, with Sprint's senior engineering and marketing personnel on feature development, feature roll-out, future road maps for CDMA Products, and any other marketing aspects that Sprint believes is beneficial. The Market Development Manager will serve as Sprint's direct liaison with Handspring, and will advise Handspring's product development teams of Sprint's priorities. Nothing in this Section will limit or modify Sprint's ability to enforce its rights under this Agreement or to otherwise maintain contacts with the Handspring in any other way it sees fit, nor require or obligate Handspring to develop or create any product, feature or functionality for the Product unless the parties subsequently agree to do so in writing.

11.10    FUTURE DISTRIBUTION MODELS

Sprint and Handspring agree that the Task Force Team shall also discuss and explore, in good faith, alternative models for distributing Products that may offer mutual advantages in terms of channel efficiency, volume, cost of sales, etc. Such alternatives may include, but will not be limited to, the possibility that Handspring would offer its CDMA products directly to third party retail outlets and be compensated by Sprint for subscriber acquisitions collectively across all such channels. The parties' goal for this activity will be to identify viable alternatives, if any, by the end of June, 2002.

12.0     SERVICES

12.1     SERVICES SCHEDULE; HANDSPRING PERSONNEL

Each Contract Addendum shall detail and describe the Services if any, to be provided by Handspring to, and any related fees to be paid by, Sprint with respect to each Product. Handspring will require Handspring Personnel to comply with the applicable terms of this Agreement.

12.2     SPRINT'S RIGHT TO REMOVE HANDSPRING PERSONNEL

Sprint may require Handspring to remove Handspring Personnel from providing Services to Sprint for any reasonable and lawful reason. Thereafter, Sprint is not obligated to pay for Services provided by the removed Handspring Personnel after Sprint provides notice of removal to Handspring.

12.3     SECURITY REQUIREMENTS AND ACCESS

Handspring will adhere to reasonable Sprint security requirements. Security access rights to Sprint's premises will be designated by Sprint according to Sprint's security guidelines. Handspring will abide by all reasonable procedures and policies applicable to Sprint premises access rights. If Handspring Personnel refuse to comply with Sprint security requirements because they deem them unreasonable or for any other reason, the Handspring Personnel will , upon Sprint's request, leave Sprint's premises. All Handspring Personnel will receive a security badge from Sprint before performing any Services on Sprint's premises and will be required to wear the badge at all times while on Sprint's premises. It is Sprint's policy that individuals are prohibited from carrying weapons or ammunition onto Sprint's premises and from using or carrying weapons while attending Sprint-sponsored activities.

12.4     INVESTIGATIONS

Any security breach will be referred to Sprint's Corporate Security. Handspring shall use reasonable commercial efforts to make Handspring Personnel available to Sprint for purposes of investigating accidents or incidents.

13.0     PRODUCT RELATED WARRANTIES

13.1     GENERAL PRODUCT WARRANTY TO SPRINT

Handspring will provide a Warranty to Purchasers that contains the terms and conditions set forth in ScheduleB. This Warranty will be for the benefit of, and will be directly enforceable by, Purchasers. The Warranty is made solely by Handspring; Sprint makes no warranties with respect to the Product. In addition to the Warranty given to Purchasers of the Product as set forth in Schedule B, Handspring warrants to Sprint that any Product at the time the Product is delivered to Sprint hereunder:

         (a) is either new or has been refurbished to "like new" condition by a Handspring repair service center;

         (b) conforms with the applicable Purchase Order (except as otherwise provided to the contrary herein);

         (c) materially complies with the Specifications (including the Software related thereto);

         (d) with respect to Software, will not contain any software viruses or other malicious computer instructions, devices or techniques that can or were designed to threaten, infect, damage, disable or shut down the Product or any component of a computer system, including its security or user data;

         (e) with respect to Equipment that is not Software, is free from Defects in materials, workmanship and design;

         (f) with respect to any Software (or part thereof) that has been licensed to Handspring by a third party, and is included as part of the Product, Handspring warrants that it has the full power and authority to sublicense the third party software as part of its license grant to Sprint for the Software;

         (g) will perform and process date arithmetic and date/time data in a consistent and accurate manner, accepting and responding to two-digit year-date input, correcting or supplementing as necessary, and in a manner that is unambiguous as to century; and

         (h) is free from any liens or other encumbrances (other than the use restrictions set forth herein or in the applicable Contract Addendum related to the Product, or in Schedule B).

Handspring's warranty to Sprint under this Section 13.1 will continue for fifteen (15) months from the date Sprint received the Product at the Delivery Point. If there is a breach of a warranty in this Section 13.1, Sprint's sole remedy shall be to return the Product, to the service center designated by Handspring, at Handspring's expense, where Handspring shall, at Handspring's option, either repair, refurbish, correct, replace or issue a credit for such Products, even if the period to perform those corrections extends beyond the above warranty period. The length of the warranty for replacement or corrected Products shall be governed by the original Warranty period (e.g., if a Product is returned after six 6 months, the repaired or replaced Product will have six 6 months left if the original Warranty was twelve 12 months).

13.2     TECHNICAL SUPPORT WARRANTY

During the Term, Handspring will provide, at Handspring's sole expense, telephone technical support to Sprint through Handspring's established technical support centers, which support will include a hotline staffed from 8:00 a.m. to 7:00 p.m. Central Standard Time on each Business Day of the year. Handspring will also, throughout the Term, provide Sprint with twenty four (24) hour, seven
(7) days per week, access (by beeper or otherwise) to Handspring Personnel that are competent to address problems relating to the Products. Handspring will also provide reasonable quantities or copies of any diagnostic software Handspring may have with respect to the Product to Sprint upon request, and at no additional charge to Sprint, provided Sprint uses the same solely for the purpose of addressing and resolving Product performance issues arising from Customer inquiries about the Product and its performance.

13.3     INTEROPERABILITY WARRANTY

Handspring warrants that any Product will Interoperate with Sprint's CDMA network infrastructure, including third party equipment and software in use in the Sprint Network on the Effective Date, provided the third party equipment and software is not inconsistent with the Documentation.

13.4     BACKWARDS COMPATIBILITY WARRANTY

Handspring warrants that any Product will be compatible with any Software Revision or Equipment Revision so that no changes are required to obtain the full functionality and compliance with the Specifications that existed before the installation of the Software Revision or the Equipment Revision. Handspring also warrants that any Software Revision or Equipment Revision will be Backwards Compatible: (i) with all Revision Levels provided in the immediately preceding 2-year period; and (ii) with the immediately preceding 2 Revision Levels.

13.5     MEDIA WARRANTY

Handspring warrants that all tapes, diskettes, or other media delivered to Sprint under this Agreement will be free of defects in materials and workmanship under normal use for a period of [*] days following Sprint's acceptance. During the foregoing [*] day period, Sprint may return the Defective media to Handspring, and Handspring will, at its expense, promptly replace the Defective media with functionally equivalent new media.

13.6     VIRUS WARRANTY

Handspring warrants that the Products will not contain any software viruses or other malicious computer instructions, devices or techniques that can or were designed to threaten, infect, damage, disable or shut down the Product or any component of a computer system, including its security or user data.

13.7     NON-INFRINGEMENT WARRANTY

Handspring warrants that, to the best of Handspring's knowledge, and excepting the [*] (as defined below in Section 14.1), Handspring is either the owner of all proprietary rights, including patent, copyright, trade secret, trademark and other proprietary rights, in and to the Product or has sufficient rights to grant the licenses and rights described herein with respect to the Deliverables provided to Sprint under this Agreement, and, to Handspring's knowledge, the use or sale of the Products will not infringe or violate any U.S. copyrights, issued U.S. patents (as of the Effective Date), registered trademarks, nondisclosure agreements entered into by Handspring, or any other intellectual property rights or rights of publicity of any third party.

13.8     NO ILLICIT CODE WARRANTY

Handspring warrants that Software will not, to the best of its knowledge: (i) contain any hidden files; (ii) replicate, transmit or activate itself without control of a person operating the computing equipment on which it resides; (iii) alter, damage or erase any data or computer programs without control of a person operating the computing equipment on which it resides; or (iv) contain any Illicit Code. Handspring will not install, use or execute any Software on any Sprint computer without Sprint's written approval. Handspring acknowledges that it does not have any right to electronically repossess or use any self-help related to the Software.

13.9     HANDSPRING PERSONNEL WARRANTY

Handspring warrants that, to the best of its knowledge, neither Handspring nor any Handspring Personnel performing Services have any existing obligations that would violate or infringe upon the rights of third parties and, in doing so, would materially and adversely affect Handspring's ability to fulfill its obligations under this Agreement.

14.0 GENERAL REPRESENTATIONS AND WARRANTIES; DISCLAIMER OF UNSTATED WARRANTIES

14.1     BY HANDSPRING.

In addition to the representations and warranties made elsewhere herein by Handspring, Handspring further

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

represents and warrants to Sprint that (i) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware;
(ii) it has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder; (iii) to the best of Handspring's knowledge, as of the Effective Date, other than patents held by [*], Handspring is the owner of all proprietary rights, including patent, copyright, trade secret, trademark and other proprietary rights, in and to the Product or has sufficient rights to grant the licenses and rights set forth herein; and (iv) upon execution, this Agreement shall constitute a legal, valid and binding obligation of Handspring enforceable in accordance with its terms.

14.2     BY SPRINT.

In addition to the representations and warranties made elsewhere herein by Sprint, Sprint further represents and warrants to Handspring that (i) it is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware; (ii) upon execution, this Agreement shall constitute a legal, valid and binding obligation of Sprint enforceable in accordance with its terms; (iii) it has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder; and (iv) to the best of Sprint's knowledge, it is the owner of all proprietary rights, including trademark and other proprietary rights, in and to the Sprint Marks or has sufficient rights to grant the licenses and rights set forth herein.

14.3     BY EACH PARTY.

In addition to the representations and warranties made elsewhere herein, each party also represents and warrants to the other that, to the best of its knowledge, neither the execution, delivery and performance of this Agreement nor the consummation by the party of the transactions contemplated in this Agreement will conflict with, violate or result in a breach of (a) any law, regulation, order, writ, injunction, decree, determination or award of any governmental authority or any arbitrator, applicable to such party, and, if applicable, (b) any of the terms, conditions or provisions of the certificate of limited partnership or articles of incorporation or bylaws (or other governing documents) of such party, or (c) any material agreement, including, without limitation, distribution or agency or other types of agreements with other wireless telecommunication service or product providers, or (d) any instrument to which such party is or may be bound or to which any of its material properties or assets is subject. Each party also represents and warrants to the other that, [*] there are no claims, actions, suits or proceedings pending or, to the knowledge of the party, threatened against or affecting the party which could, if adversely determined, reasonably be expected to have a material adverse effect on the party's ability to perform its obligations under this Agreement.

14.4     DISCLAIMER OF UNSTATED WARRANTIES.

THE LIMITED WARRANTIES EXPRESSLY SET FORTH HEREIN AND/OR MADE A PART OF THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES AND, SUBJECT TO EACH PARTY'S OBLIGATION TO INDEMNIFY THE OTHER, EACH PARTY HEREBY DISCLAIMS ALL OTHER WARRANTIES, WHETHER WRITTEN, ORAL, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, FOR NON-INFRINGEMENT, OR ANY IMPLIED WARRANTIES ARISING OUT OF A COURSE OF PERFORMANCE, COURSE OF DEALING, OR TRADE USAGE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, HANDSPRING DOES NOT WARRANT THAT USE OF THE PRODUCT WILL BE UNINTERRUPTED OR ERROR FREE.

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

15.0     PRODUCT CHANGES AND FEATURE ENHANCEMENTS

15.1     PRODUCT CHANGES

Handspring will provide Equipment Revisions to Sprint [*] during the Term of this Agreement. Handspring will provide Equipment Feature Enhancements to Sprint, if requested by Sprint, and provided the parties negotiate, in advance and in good faith, and execute a written amendment hereto setting forth the various terms and conditions which will apply to any Equipment Feature Enhancements to be provided hereunder to Sprint. If Handspring issues an Equipment Revision that is combined with an Equipment Feature Enhancement (collectively the "Equipment Combined Release"), Handspring will provide the Equipment Combined Release to Sprint, provided the parties negotiate, in advance and in good faith, and execute a written amendment hereto setting forth the various terms and conditions which will apply to any Equipment Feature Enhancements to be provided hereunder to Sprint.

15.2     SOFTWARE CHANGES

Handspring will provide Software Revisions to Sprint at no charge during the Term of this Agreement. Handspring will provide Software Feature Enhancements to Sprint, if requested by Sprint, and provided the parties negotiate, in advance and in good faith, and execute a written amendment hereto setting forth the various terms and conditions which will apply to any Software Feature Enhancements to be provided hereunder to Sprint. If Handspring issues an Software Revision that is combined with an Software Feature Enhancement (collectively the "Software Combined Release"), Handspring will provide the Software Combined Release to Sprint, provided the parties negotiate, in advance and in good faith, and execute a written amendment hereto setting forth the various terms and conditions which will apply to any Software Feature Enhancements to be provided hereunder to Sprint.

15.3     HANDSPRING'S NOTICE OBLIGATIONS

Handspring will give Sprint commercially reasonable advance notice (but not less than ninety (90) days advance written notice) prior to the introduction of any Equipment Feature Enhancement or Software Feature Enhancement. In addition, Handspring may not materially modify Deliverables that Sprint is expected to purchase or license under this Agreement without commercially reasonable advance notice (but not less than ninety (90) days advance written notice) to Sprint. Examples of material modifications include: (i) modifying the operation of the Deliverables from the level of performance set forth in the Specifications; (ii) improving the performance or functionality of Deliverables; and (iii) engineering changes that improve installation or configuration of the Deliverables.

15.4     HANDSPRING'S OBLIGATIONS IF ADVERSE EFFECT ON OTHER DELIVERABLES

If any Equipment Revision, Equipment Feature Enhancement, Equipment Combined Release, Software Revision, Software Feature Enhancement or Software Combined Release has the effect of preventing any Product from performing in accordance with the Specifications for that Product, Handspring will, at its own expense, promptly take whatever corrective action may be necessary to ensure proper Product functioning.

16.0     PRODUCT DISCONTINUATION; CHRONIC CONDITION; RECALLS

16.1     PRODUCT

During the Term, Handspring (a) will manufacture the Product as required in order to satisfy the rights and obligations described herein; and (b) shall have the right to discontinue the manufacturing of any Product, provided Handspring gives Sprint at least [*] days' prior written notice of its decision to discontinue

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

manufacturing the Product. Also, Handspring will continue to manufacture or otherwise provide replacement parts sufficient to support the Products purchased by Sprint hereunder for at least [*] (or as required by law, if longer) after delivery to Sprint of the particular Product.

16.2     EXCESS INVENTORY

If Sprint advises Handspring that it has excess amounts of Product units unsold in its inventory ("Excess Inventory"), Handspring will use commercially reasonable efforts to assist Sprint in identifying alternative markets for the sale and/or disposal of such Excess Inventory. Sprint will pay for the reasonable costs required to transport and/or modify the Excess Inventory for these third parties, but Handspring will not commence any modifications or transportation without Sprint's prior written approval.

16.3     CHRONIC CONDITIONS

A "chronic condition" is considered to exist when a documented, repetitive defect is reported in multiple units of a Product and those units represent more than [*] of the existing field population, and the defect materially impairs the functionality of the Product and is attributable to a failure of the Product to perform in accordance with the Specifications. Sprint and Handspring acknowledge that the following defects shall not be cause for a determination that a chronic condition exists: (1) Defects known to Handspring and Sprint and documented as a part of Sprint's certification of Product; (2) loss of functionality in the Product or Sprint services due to changes introduced into Sprint's network or supporting systems after Sprint's certification of the Product; (3) Defects due to applications from third party suppliers installed on the Product by a Purchaser. Sprint will provide reasonable documentation to support its assertion that a chronic condition exists with respect to the Product.

16.4     CHRONIC CONDITION REMEDIES

If Sprint notifies Handspring that the Product is chronically defective, Handspring will within thirty (30) days of receiving Sprint's chronic condition notice: (i) provide Sprint with a copy of a remedial plan to remedy the chronic condition; or (ii) notify Sprint of Handspring's disagreement that a chronic condition exists. In the event that Handspring disagrees that a chronic condition exists, Handspring and Sprint shall resolve such dispute using the dispute resolution provisions as provided for below. If a chronic condition is established conclusively to exist, but the remedial plan fails to correct such chronic condition within a commercially reasonable time period as agreed to by the parties in the remedial plan, then, at Sprint's option: (i) Handspring will accept return of all chronically defective Product from the inventory and distribution channels of Sprint, Sprint Affiliates, and Agents, and replace the chronically defective Product; or (ii) Sprint will have the right to terminate any outstanding Purchase Orders for the Product for which the chronic condition exists, without liability.

16.5     PRODUCT RECALL

If the Consumer Product Safety Commission or any other governmental entity (or any agent thereof), issues a mandatory recall or similar binding order with respect to any Product, Handspring will, at its sole expense and with written notice to Sprint, immediately repurchase and recall any affected Products that are held by Sprint, any Sprint Affiliate, Agent, or Customer. Similarly, if the Consumer Product Safety Commission or any other governmental entity (or any agent thereof) issues a mandatory, binding order (or similar ruling) requiring Handspring to perform a retrofit or any similar modification to any Product, Handspring will, at Handspring's option and expense, either immediately repurchase any affected Products that are held by Sprint, any Sprint Affiliate, Agent, or Customer, or perform the retrofit or modification on any affected Products that are held by Sprint, any Sprint Affiliate, Agent, or Customer.

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

17.0     MISCELLANEOUS OTHER COVENANTS

17.1     RADIO FREQUENCY STANDARDS AND INTERFERENCE

All Products will comply with all applicable laws, including but not limited to Federal Communications Commission (FCC) rules and regulations, any rules and regulations concerning the labeling of Products, and rules and regulations regarding the suppression of radio frequency and electromagnetic radiation to specific levels. If the Products produce radio frequency interference, Handspring will use its commercially reasonable efforts to suppress this interference and to isolate and take immediate action, at Handspring's sole expense, to reasonably mitigate the radio frequency interference caused by the Products. In addition, Handspring warrants that it will enable all necessary features and functionalities required to comply with any wireless enhanced 911 rules and regulations, to the extent it is feasible to do so, on Products that are capable of utilizing wireless enhanced 911 service (it being agreed, however, that the initial Product, which contains a 5105 chipset, will not support this functionality, and is thus excepted from having to comply with the foregoing).

17.2     SAFETY

Handspring must notify Sprint by telephone, followed by written confirmation, within 24 hours after Handspring becomes aware that any Product fails to comply with any applicable safety rules or standards of any state or federal government agency, and such failure contains a defect that creates a substantial and immediate risk to the public health or the environment.

18.0     CONFIDENTIAL INFORMATION

18.1     GENERAL

Each party acknowledges that while performing its obligations under this Agreement it may have access to Confidential Information of the other party. For the purposes of this Agreement, and subject to the exceptions set forth below, "Confidential Information" shall mean (a) this Agreement, as well as the discussions, negotiations, communications and proposals related to this Agreement and/or to the Product or a Contract Addendum, and (b) any non-public information concerning the other party's business including, without limitation, tangible, intangible, visual, electronic, written, oral, present, or future information such as: (i) trade secrets; (ii) financial information and pricing;
(iii) technical information, such as research, development, procedures, algorithms, data, designs, and know-how; and (iv) business information, such as operations, planning, marketing interests, and products.

18.2     CONFIDENTIALITY

This Agreement creates a confidential relationship between Sprint and Handspring. Each party agrees, represents and warrants to the other that it will keep Confidential Information of the other confidential and will only use Confidential Information to perform their respective obligations under this Agreement. The party receiving or given access to Confidential Information will provide the same level of care to avoid disclosure or unauthorized use of that Confidential Information as it provides to protect its own Confidential Information, except that each party must, at a minimum, use reasonable care to protect the Confidential Information of the other party. All Confidential Information remains the property of the party disclosing or allowing the other party to have access to the same. Upon the termination or expiration of this Agreement, or upon written request, each party will return or destroy all Confidential Information of the other party. Each party agrees to maintain the confidentiality of any Confidential Information disclosed to it by the other party for three (3) years from the date of disclosure or access.

18.3     EXCEPTIONS

Notwithstanding the above, the term "Confidential Information" does not include information that:

         a) is rightfully known to the recipient prior to negotiations leading up to this Agreement;

         b) is independently developed by the recipient without any reliance on or use of the Confidential

             Information;

         c) is or has become part of the public domain or is lawfully obtained by the recipient from a third party not under an obligation of confidentiality;

         d) is required to be disclosed by law or legal process, so long as the recipient uses reasonable efforts to cooperate with the disclosing party in limiting disclosure; e) is publicly released or disclosed in accordance with the mutual written agreement of the parties.

18.4     THIRD PARTY CONFIDENTIAL INFORMATION

Neither party will disclose to the other any Confidential Information of a third party without the consent of the third party.

18.5     PERMITTED DISCLOSURES

Notwithstanding the foregoing or anything else contained herein: (a) Handspring shall not be restricted or in any way limited from releasing or disclosing any information regarding the Product (or any Handspring product) or this Agreement which Handspring determines, in its sole discretion, as appropriate and necessary in connection with any regulatory or governmental proceeding or filing, or with respect to any legal proceeding; and (b) Sprint shall not be restricted or in any way limited from releasing or disclosing any information regarding this Agreement which Sprint determines, in its sole discretion, as appropriate and necessary in connection with any regulatory or governmental proceeding or filing, or with respect to any legal proceeding. The foregoing provisions describe the limited exceptions to the confidentiality and non-disclosure provisions herein, each exception to supercede and prevail over any conflicting provisions or restrictions set forth herein. Other than these defined exceptions, each party shall protect the other party's Confidential Information, and shall not use the same other than as permitted hereunder or when satisfying a party's obligations hereunder, for the period specified in
Section 18.2 above. Except as provided for above, neither party will, without the other's prior written consent, make any news release, public announcement, denial or confirmation of this Agreement, its value, or its terms and conditions, or in any other manner advertise or publish this Agreement, its value, or its terms and conditions. Nothing in this Agreement is intended to imply that either party will agree to any publicity whatsoever, and either party may, in its sole discretion, withhold its consent to any publicity.

18.6     INJUNCTIVE RELIEF

Each party agrees that the wrongful disclosure of Confidential Information may cause irreparable injury that is inadequately compensable in monetary damages. Accordingly, either party may seek injunctive relief for the breach or threatened breach of this Section, in addition to any other remedies in law or equity.

18.7     SEC COMPLIANCE

If any material non-public information is disclosed, the receiving party agrees that it will comply with SEC Regulation FD (Fair Disclosure), and refrain from trading in the disclosing party's stock until that material non-public information is publicly disseminated (including the existence of this Agreement).

19.0     OWNERSHIP

19.1     PRODUCT OWNERSHIP.

Notwithstanding anything herein to the contrary, but excepting any Sprint Marks, Handspring shall own all right, title, and interest to all intellectual property rights (including, without limitation, any ideas, concepts, or other improvements) which are incorporated into the Product (the "Included IP"), even though conceived or created by Sprint, unless, within ten (10) Business Days of the date of disclosure by Sprint to Handspring, Sprint notifies Handspring in writing that the Included IP is proprietary to Sprint and may not be used without first entering into a written agreement regarding the terms and conditions by which Handspring may use the same.

19.2     HANDSPRING OWNED PROPERTY.

All tangible items or information that Sprint receives from Handspring or from a third party on behalf of Handspring, or that is paid for, in whole or in part, by Handspring is the property of Handspring ("Handspring Owned"). Sprint must return all Handspring Owned property to Handspring upon Handspring's request, or upon the termination or expiration of this Agreement. Handspring Owned property may only be used by Sprint in connection with Sprint's performance of its obligations under this Agreement. Sprint is responsible and must account for all Handspring Owned property, and bears the risk of loss while the property is in Sprint's possession. Handspring may inspect any agreements and associated records pertaining to Handspring Owned property, including, without limitation, invoices by which such Handspring Owned property is acquired.

19.3     SPRINT OWNED PROPERTY.

All tangible items or information that Handspring receives from Sprint or from a third party on behalf of Sprint (other than tangible items or information consumed or destroyed in the manufacturing process or which is delivered for use or incorporation into the Product), and any tangible property delivered to Handspring and paid for directly and solely by Sprint shall remain the property of Sprint ("Sprint Owned"). Unless otherwise specified herein, Handspring shall return all Sprint Owned property to Sprint upon Sprint's request, or upon the termination or expiration of this Agreement. Sprint Owned property may only be used by Handspring in connection with Handspring's performance of its obligations under this Agreement. Handspring is responsible and must account for all Sprint Owned property, and bears the risk of loss while the property is in Handspring's possession. Sprint may inspect any agreements and associated records pertaining to Sprint Owned property, including, without limitation, invoices by which Sprint Owned property is acquired.

19.4     OTHER DEVELOPED PROPERTY

Sprint and Handspring do not anticipate any development services under this Agreement. If, during any term of this Agreement, Sprint desires Handspring to provide development services, the parties will negotiate in good faith regarding the price for any custom development work to be performed by Handspring under this Agreement. Ownership of, and usage rights for, any intellectual property developed by Handspring under this Agreement will be determined for each Purchase Order on a case-by-case basis. Ownership of the intellectual property may be: (1) transferred to Sprint as a work-for-hire; (2) retained by Handspring and licensed to Sprint for its use; or (3) negotiated in some other combination of ownership and usage rights mutually agreeable to the parties. The parties agree to meet on a timely basis to assign and allocate these rights for applicable Purchase Orders. Handspring and Sprint agree that any purchase order or other document that relates to development or ownership of intellectual property must be reviewed and approved by both the Sprint law department and Handspring's General Counsel prior to signature by the parties. Notwithstanding anything to the contrary in this Agreement, any purchase order or any other amendment to this Agreement that relates to development or ownership of intellectual property that is not approved by both the Sprint law department and Handspring's General Counsel is invalid and will have no force or effect.

19.5     LIMITATIONS.

Neither party grants to the other any rights other than those expressly stated in this Agreement, whether by implication, estoppel or otherwise. Sprint will not delete or alter any copyright, trademark or other proprietary rights notices of Handspring or its licensors that the parties mutually agree should appear on the Product, and will reproduce such notices on all copies thereof.

20.0     RIGHT OF AUDIT

Upon at least ten (10) business days prior written notice to a party hereto (the "noticed party"), the other party (the "auditing party"), or a certified public accountant ("CPA") on such other party's behalf, shall have the right to inspect and copy those portions of noticed party's books and records, as is reasonably necessary for the auditing party to verify (i) the accuracy of any payments or credits which may be payable by one party to the other party, as provided for in this Agreement, or (ii) the use or application of funds which may be provided by one party to the other party, as provided for in this Agreement. Each party shall maintain all such records necessary to enable a complete and thorough audit for a period of not less than thirty six (36) months after the completion of the affected transaction (or, if later, the date any audit which is ongoing at such time is completed, provided the same is diligently pursued by the auditing party). Any inspection of the noticed party's books and records pursuant to this Section shall be conducted by the auditing party (or its CPAs) at the noticed party's premises, during the noticed party's normal business hours, and in a manner which does not interfere with the noticed party's normal business operations. In the event an audit reveals (i) an overpayment of five percent (5%) or more over the amount that should have been paid by the auditing party for the applicable period, (ii) an underpayment of five percent (5%) or more below the amount that should have been paid by the noticed party for the applicable period, or (iii) a material misapplication or misuse of funds provided to the noticed party by the auditing party, the noticed party shall bear the cost of the audit, including, but not limited to, reasonable accounting fees associated with the same. The costs of the audit shall, other than in the foregoing instance, be payable solely by the auditing party.

21.0     INSURANCE

21.1     INSURANCE REQUIREMENTS

Handspring will obtain and keep in force during the Term not less than the following insurance, on an occurrence basis:

         a) Commercial general liability insurance, including bodily injury (but not including injuries related to radio frequency emissions, electromagnetic radiation, or any other emissions from a Product), property damage, personal and advertising injury liability, and contractual liability covering operations, independent contractor, and products/completed operations hazards, with limits of not less than [*] combined single limit per occurrence and [*] annual aggregate, naming Sprint, its officers, directors, and employees as additional insureds.

         b) Worker's compensation as provided for in any jurisdiction where work is performed by Handspring Personnel who are engaged in the performance of services under this Agreement. The Employer's liability limit will not be less than [*] for bodily injury by accident or disease.

         c) Handspring will maintain umbrella excess liability coverage with a limit of not less than [*] for bodily injury (excluding, however, injuries related to radio frequency emissions, electromagnetic radiation, or any other emissions from a Product) and property damage liability.

         d) Business auto liability insurance covering owned, non-owned, and hired autos with limits of not less than [*] combined single limit per accident for bodily injury and property damage liability, naming Sprint, its officers, directors, and employees as additional insureds.

21.2     CERTIFICATES OF INSURANCE

All required insurance policies must be taken out with financially reputable insurers reasonably acceptable to Sprint and licensed to do business in all jurisdictions where Deliverables are provided under this Agreement. Handspring will provide Sprint, upon request, with a certificate of insurance, satisfactory in form and content to Sprint, evidencing that all the required coverages are in force and have been endorsed to provide that no policy will be canceled or materially altered without first giving Sprint thirty (30) days' prior written notice.

21.3     NO LIABILITY LIMIT

Nothing contained in this Section 21 limits Handspring's liability to Sprint to the limits of insurance certified or carried.

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

22.0     INDEMNITY

22.1     HANDSPRING'S GENERAL THIRD PARTY INDEMNITY

Handspring will indemnify and defend Sprint, the Sprint Affiliates, and their respective directors, officers, agents and employees (each, a "Sprint Indemnitee") from and against all claims, damages, losses, liabilities, costs, expenses and reasonable attorneys' fees (collectively "Damages") arising out of a claim by a third party against a Sprint Indemnitee: (i) for injury to persons (including libel, slander or death) or, except as provided below in Section 22.3, loss or damage to tangible or intangible property, to the extent such injury, loss or damage results from any act or omission of Handspring under this Agreement; (ii) for violations of applicable laws and regulations by Handspring; or (iii) related to Handspring Personnel Compensation.

22.2     SPRINT'S GENERAL THIRD PARTY INDEMNITY

Sprint will indemnify and defend Handspring, its affiliates, and their respective directors, officers, agents and employees (each, a "Handspring Indemnitee") from and against all Damages arising out of a claim by a third party against a Handspring Indemnitee for: (i) injury to persons (including libel, slander or death) or loss or damage to tangible or intangible property, to the extent such injury, loss or damage results from any act or omission of Sprint under this Agreement; (ii) violations of applicable laws by Sprint, any Sprint Affiliates, and their respective agents and employees; (iii) infringement or misappropriation of any copyright or trademark resulting from Sprint's advertising, marketing or sale of the Product, unless such advertising, marketing or sale was consistent with Handspring's written instructions; (iv) claims related to the payment of compensation, employment taxes, employment status and benefits in connection with the performance of services by Sprint's personnel for Sprint; (v) any act or omission by Sprint or any Sprint Affiliate in connection with the distribution or sale of a Product, only to the extent resulting from that act or omission; and (vi) infringement or misappropriation of any patent or trade secret caused, in whole or in part, by any Software which Sprint requires to be installed, included or incorporated into any Product that
(a) are not otherwise included in the Product by Handspring in its sole option, or (b) are not otherwise developed by Handspring.

22.3     HANDSPRING'S INTELLECTUAL PROPERTY INDEMNIFICATION

Subject to the indemnification procedures set forth below, Handspring will indemnify and defend the Sprint Indemnitees from and against all Damages arising out of any claim that the Deliverables and any resulting use or sale of any Deliverables constitutes an infringement of any issued U.S. patent, registered U.S. trademark, U.S. copyright or the misappropriation of any trade secret. This
Section 22.3 does not apply to liability for claims arising from: (i) modification of a Product not performed by nor approved by Handspring, to the extent such liability would not have arisen but for such modification; (ii) use of a Product outside the normal reasonable scope of use, to the extent such liability would not have arisen but for such use; or (iii) combination of a Product with other products not provided or qualified by Handspring if the combination was not reasonably contemplated by the parties, to the extent such liability would not have arisen but for such combination. In addition, if Sprint's right to sell or use the Deliverables is enjoined, Handspring must, at Handspring's option and expense, and in addition to any other rights or remedies that Sprint may have, either:

         (a) procure for Sprint and its Customers the right to use the Deliverables;

         (b)      replace the Deliverables with equivalent non-infringing
                  Deliverables;

         (c)      modify the Deliverables so they become non-infringing; or

         (d) remove the Deliverables and refund the price paid by Sprint for the Deliverables, plus any incidental charges, such as for transportation, installation and removal.

22.4     INDEMNIFICATION PROCEDURES

         (a) Promptly, upon becoming aware of any matter which is subject to the provisions of Sections 22.1, 22.2, or 22.3 (a "Claim"), the party seeking indemnification (the "Indemnified Party") must give notice of the Claim to the other party (the "Indemnifying Party"), accompanied by a copy of any written documentation regarding the Claim received by the Indemnified Party.

         (b) The Indemnifying Party will retain the right, at its option, to settle or defend, at its own expense and with its own counsel, the Claim. The Indemnified Party will have the right, at its option, to participate in the settlement or defense of the Claim, with its own counsel and at its own expense; but the Indemnifying Party will have the right to control the settlement or defense. The Indemnifying Party will not enter into any settlement that imposes any liability or obligation on the Indemnified Party without the Indemnified Party's prior written consent, which will not be unreasonably withheld. The parties will cooperate in the settlement or defense and give each other full access to all relevant information.

         (c) The Indemnified Party, with prior written notice to the Indemnifying Party and without waiving any rights to indemnification, may defend or settle the Claim without the prior written consent of the Indemnifying Party if the Indemnifying Party: (i) fails to notify the Indemnified Party of the Indemnifying Party's intent to take any action within thirty (30) days after receipt of a notice of a Claim; or (ii) fails to proceed in good faith with the prompt resolution of the Claim. The Indemnifying Party will reimburse the Indemnified Party on demand for all Damages incurred by the Indemnified Party in defending or settling the Claim.

         (d) Neither party is obligated to indemnify and defend the other with respect to a Claim (or portions of a Claim):

                  (i) if the Indemnified Party fails to promptly notify the Indemnifying Party of the Claim and fails to provide reasonable cooperation and information to defend or settle the Claim; and

                  (ii) if, and only to the extent that, that failure materially prejudices the Indemnifying Party's ability to satisfactorily defend or settle the Claim.

23.0     LIMITATIONS OF LIABILITY

NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY UNDER ANY CAUSE OF ACTION OR THEORY OF LIABILITY FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING BUT NOT LIMITED TO LOSS OF USE, DATA, BUSINESS OR PROFITS) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, UNLESS AND EXCEPTING: (A) DAMAGES RELATING TO A BREACH OF SECTION 18.0 ("CONFIDENTIALITY"), (B) LIABILITY FOR DAMAGES UNDER
SECTION 22.0 ("INDEMNIFICATION"), OR (C) LIABILITY ARISING FROM ANY GROSSLY NEGLIGENT, WILLFUL OR FRAUDULENT ACT OR OMISSION OF SUCH PARTY. EACH PARTY ACKNOWLEDGES THAT THE FOREGOING LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF THE LIMITED REMEDIES AVAILABLE UNDER THIS AGREEMENT.

24.0     DISPUTE RESOLUTION

24.1     OPTION TO NEGOTIATE DISPUTES.

The parties may, but are not obligated to, resolve any issue, dispute, or controversy arising out of or relating to this Agreement using the following procedures. Either party may give the other party notice of any dispute not resolved in the normal course of business. Within ten (10) days after delivery of that notice, representatives of both parties may meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute through the respective representatives of both parties within the time frames and escalation process set forth below:

                                   Sprint (Title)            Handspring (Title)

      Within 10 days               Product Manager             Product Manager
      Within 20 days               Director                    Vice President, North American Sales
      Within 30 days               Vice President              Chief Operating Officer

If a party intends to be accompanied at a meeting by an attorney, it will give the other party at least 2 Business Days' notice of this fact and the other party may then also be accompanied by an attorney. All negotiations pursuant to this Section are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and any applicable state rules of evidence.

24.2     VENUE, FORUM SELECTION, SERVICE OF PROCESS.

The parties hereto: (i) agree that any disputes shall be arbitrated in, or as and if required, heard in and by any state or federal court located within, the City of New York, New York; (ii) hereby waive any objection to jurisdiction of said arbitrators or, as the case may be, said courts with respect to any petition for relief filed or action instituted against them as provided herein; and (iii) agree not to assert any defense based on lack of personal or subject matter jurisdiction. Each party hereto also agrees that personal service of any and all process upon it may be made to the addresses listed on the Notice Section set forth below (as updated by notice of address change).

24.3     WAIVER OF JURY TRIAL

WITH RESPECT TO THOSE MATTERS WHICH, UNDER THE TERMS OF THIS AGREEMENT ARE PROPERLY DETERMINED AND/OR REVIEWED BY A STATE OR FEDERAL COURT, EACH PARTY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY COURT ACTION ARISING AMONG THE PARTIES, WHETHER UNDER THIS AGREEMENT OR OTHERWISE, AND WHETHER MADE BY CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR OTHERWISE. THE AGREEMENT OF EACH PARTY TO WAIVE ITS RIGHT TO A JURY TRIAL WILL BE BINDING ON ITS SUCCESSORS AND ASSIGNS.

If for any reason the jury waiver is held to be unenforceable, the parties agree to binding arbitration for any dispute arising out of this Agreement or any claim arising under any federal, state or local statutes, laws or regulations, under the applicable commercial rules of the American Arbitration Association and 9 U.S.C. Section 1, et. seq. Any arbitration will be held in the New York City metropolitan area and be subject to the Governing Law provision set forth below. Discovery in the arbitration will be governed by the local rules applicable in the United States District Court for the Southern District of New York. In the event of arbitration, the parties will retain their right to injunctive relief. The agreement of each party to waive its right to a jury trial will be binding on its successors and assignees.

24.4     ATTORNEYS FEES

In the event legal or equitable action or arbitration is initiated by one party against the other party(ies) hereto with respect to any controversy, alleged breach, disagreement regarding the proper meaning or interpretation of any term or provisions set forth herein, or any other claim or dispute relating to this Agreement, the "prevailing party" shall be entitled to recover from the other party reasonable expenses, attorneys' and expert witness fees, and related costs incurred in connection therewith, or in the enforcement or collection of any judgment or award rendered in connection therewith; provided, however, that if the prevailing party rejects a written settlement offer that exceeds the prevailing party's recovery (as determined by the judge or arbitrator(s), as the case may be), the offering non-prevailing party will instead be the party entitled to its reasonable expenses, attorneys' and expert witness fees and related costs associated therewith. For purposes of this Agreement, the term "prevailing party" shall mean the party determined by the judge or arbitrator, as the case may be, to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

25.0     GENERAL PROVISIONS

25.1     NOTICES

All notices and other communications provided for in this Agreement which a party hereto may be required to make, prove or establish as having been delivered or communicated to the other party shall be given or made by mailing a written form of such notice or communication (a) via certified or registered U.S. Mail, return receipt requested, (b) via hand delivery, provided a signed receipt is obtained from the recipient thereof, or (c) via a reputable national overnight tracked package courier service (e.g., U.S. Express Mail, FedEx, UPS Overnight) to the address set forth below (or such other address as may be designated by each party in writing to the other in accordance with the provisions of this subparagraph). All such notices or communications shall be deemed to have been duly given the day after being sent by overnight courier service or hand delivered or, if sent via certified or registered mail, five (5) days after mailing, postage prepaid, to the address set forth herein (or such later address as may have been designated pursuant to the foregoing notice provisions):

       Sprint:                                         Handspring:
       -------                                         -----------
       Manager Corporate Agreements                    Handspring, Inc.
       6160 Sprint Parkway                             189 Bernardo Avenue
       Overland Park, KS 66251                         Mountain View, CA 94043
       Fax: 913 762 0908                               Fax: 650 230 ________

       With copies to:                                 With a copy to:
       Sprint/United Management Company                Handspring, Inc.
       VP, Corporate Secretary/GB&T- Law               189 Bernardo Avenue
       6450 Sprint Parkway                             Mountain View, CA 94043
       Overland Park, KS 66251                         Attention: General Counsel

25.2     MATERIAL/MECHANIC'S LIEN

Handspring will: (i) timely pay any and all valid and undisputed obligations which Handspring may incur with respect to the materials and labor used in or associated with the manufacturing, packaging or distribution of any Products purchased under this Agreement by Sprint; or (ii) otherwise take commercially reasonable steps to ensure that the Products purchased by Sprint hereunder are, at the time of acceptance by Sprint, free and clear of any and all liens or lien rights which Handspring's suppliers or contractors may have with respect thereto.

25.3     ASSIGNMENT/BINDING EFFECT

This Agreement will bind and inure to the benefit of each party's permitted successors and assigns. Either party may assign this Agreement to: (i) an entity Controlling, Controlled by or under common Control with that party; or (ii) the successor or surviving party in connection with any sale or assignment of all or substantially all of such party's assets (70% or more by value); or (iii) the successor or surviving party in connection with any merger, consolidation, or other transaction in which fifty percent (50%) or more of such party's voting securities or membership interests are acquired, exchanged or transferred. Otherwise, neither party may assign this Agreement, in whole or in part, without the other party's written consent (which shall not be unreasonably withheld). For purposes of this Section, "Control" means: (i) the power to vote 50% or more of the voting interests of an entity; or (ii) ownership of 50% or more of the beneficial interests in income or capital of an entity.

25.4     INDEPENDENT CONTRACTOR

Handspring and Handspring's personnel are independent contractors for all purposes and at all times. Handspring has the responsibility for, and control over, the methods and details of performing Services. Handspring will provide all tools, materials, training, hiring, supervision, work policies and procedures, and be responsible for the compensation, discipline and termination of Handspring's personnel. Handspring is responsible for the payment of wages, salaries, fringe benefits and other compensation to Handspring's personnel, including, without limitation, contributions to any employee benefit, medical or savings plan and for all payroll taxes, including, without limitation, withholding obligations. Neither Handspring nor Handspring's personnel have any authority to act on behalf of, or to bind Sprint to any obligation.

25.5     GOVERNING LAW

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES ARE GOVERNED AND INTERPRETED (IN ALL RESPECTS, WHETHER AS TO VALIDITY, CONSTRUCTION, INTERPRETATION, CAPACITY, PERFORMANCE OR OTHERWISE) BY THE LAWS OF THE STATE OF NEW YORK, APPLIED WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES. THIS AGREEMENT WILL NOT BE GOVERNED BY ANY LAW BASED ON THE UNIFORM COMPUTER INFORMATION TRANSACTIONS ACT (UCITA), EVEN IF ADOPTED IN NEW YORK. FURTHERMORE, THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS DOES NOT APPLY TO THIS AGREEMENT.

25.6     WAIVER

The failure of either party to enforce at any time or for any period of time any one or more of the terms or conditions of this Agreement, or the waiver by either party hereto of any right hereunder, shall not be a waiver of such term(s) or condition(s) or of that party's right thereafter to enforce each and every term and condition of this Agreement.

25.7     SEVERABILITY/CONSTRUCTION

Should one or more of the provisions of this Agreement be or become invalid, void or unenforceable for any reason, the remaining provisions will nonetheless continue in full force and effect without being affected, impaired or invalidated in any way. Consistent with the foregoing, the parties agree to (i) substitute and/or replace any provisions held to be void, unenforceable or invalid with a valid and enforceable provision that most closely approximates the intent and economic effects of the invalid, void or unenforceable provisions; and (ii) use commercially reasonable efforts to negotiate mutually acceptable terms of said substitute provisions. If any court or tribunal of competent jurisdiction shall refuse, in that jurisdiction, to enforce any part or provision of this Agreement due to a determination of enforceability, illegality or invalidity, it is expressly understood and agreed by to Parties that neither this Agreement, nor any part thereof, shall be void and only the particular restriction deemed to be unenforceable, illegal or invalid shall then be reduced or otherwise modified by such court or tribunal, but only to the minimum extent necessary to permit its enforcement. The term "person" as used in this Agreement shall be broadly interpreted to include, without limitation, any corporation, partnership, individual, organization or other entity. The titles and paragraph headings used in this Agreement are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

25.8     SURVIVAL

Notwithstanding anything contained herein to the contrary, (i) termination of this Agreement does not release either party from any liability which, at the time of termination, has already accrued to the other party, or which may accrue as a result of any act or omission prior to termination, (ii) those provisions that by nature are intended to survive termination or expiration will be deemed to survive termination or expirations of the Agreement, and (iii) the provisions of Sections 2.0, 5.3, 10.4, 18.0, 19.0, 20.0, 22.0, 23.0, 24.0, 25.5, 25.8 and
25.19 of this Agreement shall survive the expiration or termination of this Agreement.

25.9     REMEDIES/EQUITABLE RELIEF

Except as expressly set forth herein as an exclusive remedy, all rights and remedies of the parties under this Agreement, in law or at equity, are cumulative and may be exercised concurrently or separately. The exercise of any one remedy will not be an election of that remedy to the exclusion of other remedies. The parties acknowledge and agree that a breach or threatened breach of this Agreement may entitle the other Party to injunctive relief to enforce this Agreement, including, without limitation, a temporary restraining order or injunction. Nothing in this paragraph shall limit or exclude any and all other rights to money damages, granted by law or equity.

25.10    FEDERAL ACQUISITION REGULATIONS

If Sprint determines that a Purchase Order supports specific requirements included in a contract or subcontract between Sprint and the federal government, it will notify Handspring and Handspring will use reasonable commercial efforts to comply with certain federal acquisition regulations as may be required by Sprint, as well as with regulations regarding equal opportunity and affirmative action programs for Vietnam war veterans. Handspring will use commercially reasonable efforts to comply with the applicable regulations as soon as it receives notice from Sprint or otherwise learns of its obligations under the regulations. Handspring will be subject only to those regulations that must be included in all subcontracts as a matter of law and shall be afforded the protections and liability limitations indicated herein and in the Product's end user license agreement.

25.11    DIVERSITY

Sprint's supplier diversity policy requires that small enterprises and enterprises owned, operated, or controlled by minorities, women, or disabled veterans should have the maximum practicable opportunity to participate in providing Products to Sprint. Upon Sprint's request, Handspring will provide information concerning Handspring's status as a minority, women-owned, or disabled veteran enterprise or Handspring's use of these enterprises as subcontractors, and will complete Sprint's Certification Form.

25.12    FORCE MAJEURE.

Nonperformance by either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, earthquake, governmental acts or orders or restrictions, acts or war or insurgency, armed conflict, terrorist acts, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-performing party (including and failures of telecommunications or computer systems or networks); provided that Any such nonperformance shall be cause for termination of this Agreement by the other party if the nonperformance continues for more than sixty (60) days.

25.13    GOVERNMENTAL CONSENTS NOT REQUIRED.

Each party represents and warrants that no consent, approval or authorization of or designation, declaration or filing with any governmental authority with jurisdiction over that party's principal offices is required in connection with the valid execution and delivery of this Agreement or the payment of any sums due under this Agreement.

25.14    IMPORT AND EXPORT CONTROLS.

The parties agree to comply with all applicable import and export laws, restrictions and regulations of the United States Department of Commerce or other applicable United States or foreign agency or authority, and not to import or export, or allow the importing or exporting of the Product in a manner which violates any such restrictions, laws or regulations.

25.15    NON-EXCLUSIVITY.

Each party acknowledges and agrees that [*] nothing in this Agreement shall be deemed or construed to prohibit either party from participating in similar business arrangements as those described herein.

25.16    NO THIRD PARTY BENEFICIARIES.

The rights and related benefits conferred under the terms of this Agreement are intended to inure solely to, and benefit, the parties hereto. The terms of this Agreement, and the rights and benefits created pursuant hereto are not intended, and do not confer or grant any right, or entitle any person other than the parties hereto to enjoy the benefits created hereunder. Accordingly, nothing in this Agreement, whether express or implied, will be construed to give any person other than the parties any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained in this Agreement.

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

25.17    PERMITS AND LICENSES.

Each party will obtain and keep current, at its expense, all governmental permits, certificates and licenses (including professional licenses, if applicable) necessary for it to perform its obligations under this Agreement.

25.18    SIGNATURES: COUNTERPARTS/FACSIMILE.

The parties hereto agree that this Agreement will be considered signed when the signature of a party is delivered by facsimile transmission, and that such facsimile transmission shall be treated in all respects as having the same effect as an original document/signature. In addition, the parties further agree that this Agreement may be executed in any number of identical counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument when each party has signed one such counterpart.

25.19    ENTIRE AGREEMENT; MODIFICATIONS; INCONSISTENCIES

This Agreement, the Schedules, Contract Addendums, and Purchase Orders, together with the Blazer Agreement (each of which are incorporated herein by this reference), constitute the entire agreement of the parties as to the Deliverables. This Agreement supersedes all agreements, proposals, inquiries, commitments, discussions and correspondence, whether written or oral, prior to or contemporaneous with the Effective Date relating to the Deliverables, provided, however, that the terms of this Agreement (including the Contract Addendum and related schedules and exhibits) do not and shall not amend, revise or in any way supercede any of the terms and conditions in the Blazer Agreement (it being agreed by the parties that the Blazer Agreement shall apply and control, to the extent inconsistent or in conflict with the provisions contained in this Agreement, with respect to any issues involving or related to the Blazer Software). The provisions of either party's form of purchase order, acknowledgment or other business forms will not apply notwithstanding the other party's acknowledgment, acceptance of, or reliance on such form. All headings used in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement or any section or clause of this Agreement. This Agreement, any Contract Addendum, or Purchase Order may not be amended or modified except in writing signed by a duly authorized representative of each party. If there is a conflict or an inconsistency between the terms of this Master Agreement and the terms of any Purchase Order or Schedule hereto (other than a Contract Addendum), the terms of this Master Agreement will control. If there is a conflict or inconsistency between this Master Agreement and a Contract Addendum, the Contract Addendum shall apply and control. If there is a conflict or inconsistency between a Contract Addendum and a Purchase Order or Schedule, the Contract Addendum shall apply and control.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be signed in the manner appropriate for each, as of the day and year first written above.

SIGNED:

         SPRINT SPECTRUM L.P.                             HANDSPRING, INC.
         --------------------                             ----------------
(Signature)  /S/ Phil Garrison                  (Signature)  /S/ Edward T. Colligan

(Print Name)    Phil Garrison                   (Print Name)     Edward T. Colligan

(Title)           VP, Gen Mgr SEBU              (Title)           COO

[HANDSPRING LOGO]
                                   Schedule A

Market Development Fund (MDF) Guidelines


         If Sprint chooses to take advantage of the MDF, the following guidelines will apply:

         - Sprint and Handspring will establish an MDF quarterly review to plan upcoming advertising and promotional events, review past advertising and promotional events, and evaluate product sell-through, so that Handspring may review and provide comment and feedback with respect to the same. Subject to the requirements contained in these MDF guidelines, pre-approval by Handspring shall not, however, be required before Sprint may undertake to execute any MDF programs.

         - Handspring will provide MDF to Sprint in accordance with the terms set forth above in this Agreement. These credits are not transferable.

         - The MDF provided by Handspring is to be used or applied against advertising and promotional expenses incurred during the ninety day period immediately following the date the MDF allowances or credits were issued (the "90 Day Window"). Handspring may modify future MDF payments if Sprint does not fully apply the MDF during the 90 Day Window for which the MDF credits were initially provided.

         - Marketing activities for Products must be fully completed by Sprint, and verified by Handspring, before the end of the Term, unless Sprint is in an overstock position on the Product at the end of the Term. In which case, Handspring and Sprint will work together to determine methods by which to resolve the overstock inventory.

[HANDSPRING LOGO]

                                   Schedule B

                            Limited Product Warranty

Limited Warranty for London Handheld Product

HARDWARE: Handspring, Inc. ("Handspring") warrants to Customer that the London handheld product will be free from defects in workmanship and materials, under normal intended use, for a period of one (1) year after the date of original purchase.

This Limited Warranty does not cover physical damage to the surface of the product, including, without limitation, breakage, cracks or scratches on the LCD touch screen, or scratches, dents or adhesive marks on the outside casing. This Limited Warranty also does not apply if anyone other than an authorized Handspring representative opens the casing for the product, or if damage or failure is caused by misuse, accident, modifying the product's components, or operating the product in an unsuitable environment or in a manner for which it is not intended. Customer will be charged for all product repairs for damage or failure not covered by this Limited Warranty.

Handspring's sole obligation under this Limited Warranty shall be, at Handspring's discretion, to replace the product or part with a comparable product or part, repair the product or part, or if neither repair nor replacement is reasonably available, to refund to Customer the purchase price paid for the product or part. Replacement products or parts may be new or reconditioned. Handspring warrants any replaced or repaired product or part for a period of ninety (90) days from shipment, or through the end of the original warranty, whichever is longer. All products or parts that are replaced become the property of Handspring. Handspring shall not be responsible for Customer's (or Customer's transferees upon resale) software, firmware, information, or memory data contained in, stored on, or integrated with any products returned to Handspring for repair, whether under warranty or not.

SOFTWARE: Handspring warrants to Customer that the Desktop organizer software licensed from it will perform in substantial conformance to its program specifications, for a period of ninety (90) days after the date of original purchase. Handspring warrants the media containing software against failure for a period of one (1) year after the date of original purchase. No software updates are provided. Handspring does not provide any warranty for any third party applications software that is licensed to Customer by the third party.

Handspring's sole obligation with respect to this Limited Warranty shall be, at Handspring's discretion, to replace any defective media with software that substantially conforms to applicable Handspring published specifications, or if replacement is not reasonably available, to refund the purchase price paid by Customer for any defective software product. Handspring makes no warranty or representation that its software products will meet Customer's requirements or will work in combination with any hardware or applications software products provided by third parties, that the operation of the software products will be uninterrupted or error free, or that all defects in the software products will be corrected.

OBTAINING WARRANTY SERVICE: Customer must contact Handspring within the applicable warranty period to obtain warranty service authorization. Dated proof of original purchase will be required. Handspring is not responsible for products or parts received without a warranty service authorization. Products or parts shipped by Customer to Handspring must be sent prepaid and packaged appropriately for safe shipment, and it is recommended that they be insured or sent by a method that provides for tracking of the package. The repaired product or part will be shipped as soon as reasonably possible, which will be no later than thirty (30) days after Handspring receives the original product or part from Customer, or Handspring will provide a full refund of the original purchase price. Repaired or replacement products or parts will be shipped to Customer at Handspring's expense. The repair and replacement process for products or parts in locations outside of the United States will vary depending on Customer's location.

WARRANTY EXCLUSIVE: TO THE FULL EXTENT ALLOWED BY LAW, THE FOREGOING WARRANTY AND REMEDIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, TERMS OR CONDITIONS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES, TERMS OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY, CORRESPONDENCE WITH DESCRIPTION, AND NON-INFRINGEMENT, ALL OF WHICH ARE EXPRESSLY DISCLAIMED BY HANDSPRING AND ITS SUPPLIERS. HANDSPRING NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR IT ANY OTHER LIABILITY IN CONNECTION WITH THE SALE, INSTALLATION, MAINTENANCE OR USE OF ITS PRODUCTS.

NON-APPLICABILITY OF WARRANTY: HANDSPRING AND ITS SUPPLIERS SHALL NOT BE LIABLE UNDER THIS LIMITED WARRANTY IF ITS TESTING AND EXAMINATION DISCLOSE THAT THE ALLEGED DEFECT OR MALFUNCTION IN THE PRODUCT DOES NOT EXIST OR WAS CAUSED BY CUSTOMER'S OR ANY THIRD PERSON'S MISUSE, ACCIDENT, NEGLECT, IMPROPER INSTALLATION OR TESTING, UNAUTHORIZED ATTEMPTS TO OPEN, REPAIR OR MODIFY THE PRODUCT, OR OPERATING THE PRODUCT IN AN UNSUITABLE ENVIRONMENT OR IN A MANNER FOR WHICH IT WAS NOT INTENDED, OR ANY OTHER CAUSE BEYOND THE RANGE OF THE INTENDED USE, OR BY ACCIDENT, FIRE, LIGHTNING, OTHER HAZARDS OR ACTS OF GOD. THIS WARRANTY DOES NOT APPLY WHEN THE MALFUNCTION RESULTS FROM THE USE OF THIS PRODUCT IN CONJUNCTION WITH ACCESSORIES, OTHER PRODUCTS, OR ANCILLARY OR PERIPHERAL EQUIPMENT AND HANDSPRING DETERMINES THAT THERE IS NO FAULT WITH THE PRODUCT ITSELF. THIS WARRANTY DOES NOT APPLY TO ANY MALFUNCTION OR FAILURE OF THE PRODUCT OR PART DUE TO ANY COMMUNICATION SERVICE CUSTOMER MAY SUBSCRIBE TO OR USE WITH THE PRODUCT.

LIMITATION OF LIABILITY: TO THE FULL EXTENT ALLOWED BY LAW, HANDSPRING ALSO EXCLUDES FOR ITSELF AND ITS SUPPLIERS ANY LIABILITY, WHETHER BASED IN CONTRACT OR TORT (INCLUDING NEGLIGENCE), FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND, OR FOR LOSS OF REVENUE OR PROFITS, LOSS OF BUSINESS, LOSS OF INFORMATION OR DATA, OR OTHER FINANCIAL LOSS ARISING OUT OF OR IN CONNECTION WITH THE SALE, INSTALLATION, MAINTENANCE, USE, PERFORMANCE, FAILURE, OR INTERRUPTION OF THIS PRODUCT, EVEN IF HANDSPRING HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND LIMITS ITS LIABILITY TO REPLACEMENT, REPAIR OR REFUND OF THE PURCHASE PRICE PAID, AT HANDSPRING'S OPTION. THIS DISCLAIMER OF LIABILITY FOR DAMAGES WILL NOT BE AFFECTED IF ANY REMEDY PROVIDED HEREIN SHALL FAIL OF ITS ESSENTIAL PURPOSE.

GOVERNING LAW: This Limited Warranty shall be governed by the laws of the State of California, U.S.A., as such laws are applied to agreements entered into and to be performed entirely within California between California residents, and by the laws of the United States, excluding its conflicts of laws principles and excluding the United Nations Convention on Contracts for the International Sale of Goods.

                                   Schedule C
                      AFFILIATE PRODUCT PURCHASE AGREEMENT

         This Affiliate Product Purchase Agreement (the "Affiliate Agreement") is entered into effective as of [insert month and day] 200 , by and between (i) _________________, a _____________ [insert type of entity] with offices at _________________, ______________, __________ ("Sprint
Affiliate"), and Handspring, Inc., a Delaware corporation with offices at 189 Bernardo Avenue, Mountain View, California 94043 ("Handspring"). All capitalized terms not expressly defined herein shall be given the meanings accorded such terms in the Master agreement (and/or, as appropriate, the related Contract Addendum and schedules and exhibits associated therewith), said provisions being incorporated herein by this reference.

                                 R E C I T A L S

         WHEREAS, pursuant to that certain Master Purchase Agreement for Subscriber Equipment entered into by and between Sprint Spectrum L.P. ("Sprint") and Handspring effective as of March __, 2002 (the "Master Agreement"), Sprint and Handspring have agreed that the Sprint Affiliate named above may, as described below, purchase certain Products from Handspring in accordance with the terms and provided for in the Master Agreement on the condition that Handspring and Sprint Affiliate have first mutually agreed as to which, if any, terms and conditions of the Master Agreement are to be excluded, modified or supplemented in connection with Sprint Affiliate's request to purchase said Products from Handspring;

         WHEREAS, Handspring and Sprint Affiliate have agreed on the terms and provisions of the Master Agreement which are to be excluded, modified and/or supplemented, as well as any additional terms and conditions which are to apply to Sprint Affiliate, and have set forth the same in Schedule A attached hereto (which shall apply and prevail if in conflict or contrary to the terms and conditions set forth in the Master Agreement).

         NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual promises and the covenants herein made, and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

                                A G R E E M E N T

         SECTION 1.0:  INTRODUCTION/MISCELLANEOUS.

         1.1. INCORPORATION OF MASTER AGREEMENT AND RECITALS BY EXPRESS REFERENCE. The parties agree that the recitals and introductory sections set forth above, together with the terms and conditions of, as well as the rights and obligations described in, the Master Agreement shall apply to the parties hereto, except as otherwise described or provided for herein below.

         1.2. TERMINATION OF MASTER AGREEMENT. The parties further agree that in the event that the Master Agreement is terminated or terminates, this Affiliate Agreement will also terminate effective as of the same date thereof.

         1.3. THE PRODUCT COVERED HEREUNDER. The parties agree and acknowledge that this Affiliate Agreement only addresses, and shall only apply to, purchases of the following Product(s) by Sprint Affiliate:

                  [INSERT PRODUCT DESCRIPTION/DEFINITION HERE]

         1.4. SEPARATE AFFILIATE ADDENDUM REQUIRED WITH RESPECT TO MASTER SERVICES AGREEMENT. Notwithstanding anything contained herein or in the Master Agreement to the contrary, Handspring and Sprint Affiliate agree that (i) the terms of this Affiliate Agreement shall not obligate

Handspring with respect to, nor grant to or otherwise enable Sprint Affiliate to exercise or assert any rights (whether as third party beneficiary or otherwise) under or contained in, any Master Services Agreement which Handspring and Sprint may enter into with respect to the Product, and (ii) that Sprint Affiliate and Handspring must enter into a separate "Affiliate Services Agreement" describing the respective rights and obligations of the parties herein relative to those described in any such Master Services Agreement as may be entered into by and between Sprint and Handspring before Handspring shall have any obligations to Sprint Affiliate with respect to any Services relating to the Product.

         1.5. EXCLUSION OF PRODUCT CERTIFICATION AND TESTING PROVISIONS. The parties agree that all of the terms, conditions and provisions contained in the Master Agreement which pertain to the development, testing, and certification of the Product, if any, shall not apply to Sprint Affiliate; it being agreed that Sprint Affiliate's rights hereunder relate only to Products which have been approved by Sprint for sale to Customers.

         SECTION 2.0: OTHER MODIFICATIONS, ADDITIONS, DELETIONS AND SPECIAL
         TERMS.

     [INSERT OTHER TERMS AND PROVISIONS APPLICABLE TO SPRINT AFFILIATE HERE]

         2.1. MDF & PROMOTIONAL FUND.

         2.2. PRICE

         2.3.

         2.4.

         2.5.

         SECTION 3.0: ENTIRE AGREEMENT; MODIFICATIONS; INCONSISTENCIES. This Affiliate Agreement, together with the Master Agreement and the Schedules, Contract Addendums, and Purchase Orders related thereto (each of which are incorporated herein by this reference), as modified and/or supplemented below, constitutes the entire agreement of the parties as to the Deliverables and supersedes all agreements, proposals, inquiries, commitments, discussions and correspondence, whether written or oral, prior to or contemporaneous with the Effective Date relating to the Deliverables. If there is a conflict or an inconsistency between the terms of this Affiliate Agreement and the terms of the Master Agreement, or any Contract Addendum, Purchase Order or Schedule thereto, the terms of this Affiliate Agreement will control.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be signed in the manner appropriate for each, as of the day and year first written above.

ACCEPTED AND AGREED TO :                    ACCEPTED AND AGREED TO :

SPRINT AFFILIATE                            HANDSPRING CORPORATION
By_________________________                 By______________________________
     (Authorized Signature)                       (Authorized Signature)

Name:_________________________              Name:___________________________
         (Printed Name)                                 (Printed Name)

Date: _________________________             Date:_________________________

Title:_________________________             Title:_________________________

                             CONTRACT ADDENDUM NO. 1
                                       TO
                            MASTER PURCHASE AGREEMENT
                            FOR SUBSCRIBER EQUIPMENT
                                     BETWEEN
                    SPRINT SPECTRUM L.P. AND HANDSPRING, INC.

Set forth below is Contract Addendum No. 1, having an Effective Date of March 14, 2002 (the "Effective Date"), to that certain Master Purchase Agreement For Subscriber Equipment (the "Master Agreement") previously entered into by and between Sprint Spectrum L.P., a Delaware limited partnership with offices at 6160 Sprint Parkway, Overland Park, Kansas 66251 ("Sprint") and Handspring, Inc., a Delaware corporation with offices at 189 Bernardo Avenue, Mountain View, California 94043 ("Handspring").

                                   BACKGROUND

         WHEREAS, Sprint and Handspring have entered into the Master Agreement, and have provided therein that, with respect to each Product to be purchased by Sprint from Handspring under the terms of the Master Agreement, the parties would negotiate and enter into a Contract Addendum setting forth the any terms and conditions applicable to that Product, and which (a) are not specifically addressed in the Master Agreement (i.e., apply only to the Product covered by this Contract Addendum), or (b) reflect terms which are to apply to the purchase and sale of the Product, are contrary to those general provisions set forth in the Master Agreement, and thus serve to amend the terms and conditions of the Master Agreement with respect to the Product covered by, or the subject of, the Contract Addendum in question (all as provided for below).

         WHEREAS, Sprint and Handspring have negotiated the terms and conditions by which Handspring will create a handheld computer with integrated CDMA voice and data functionality, tailored for users of the Sprint Network, and Sprint will be provided the opportunity to serve, for a defined period and subject to certain terms and conditions, as the exclusive distributor of the Product within the Territory;

         NOW, THEREFORE, for and in consideration of the mutual promises and the covenants made herein and in the Master Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

                                A G R E E M E N T

1. DEFINITIONS. The meanings given to terms in this Agreement are equally applicable to both the singular and the plural forms of the terms. Each Purchase Order will be governed by the terms and conditions of this Contract Addendum and the Master Agreement (with this Contract Addendum to control if the terms and conditions set forth herein conflict with or vary from the provisions set forth in the Master Agreement), notwithstanding any other terms and conditions in any other documents or agreements between the parties. In the event the terms of this Contract Addendum (or, as the case may be, the Master Agreement) are inconsistent with the terms in any Purchase Order relating to London, the terms of this Contract Addendum (or, as provided for above, the Master Agreement) shall prevail, unless otherwise agreed to in a writing signed by authorized representatives of each party. Unless otherwise stated herein, capitalized terms shall have the special definitions given to those terms below (or if not listed below, where defined in quotes herein), with all other capitalized terms used but not specifically defined herein to have the meanings and definitions given to them in the Master Agreement, each such definition being incorporated herein by this reference.

         1.1. "BLAZER" means Handspring's proprietary internet browser software as described in the Blazer Agreement.

         1.2. "BLAZER AGREEMENT" means the Software License, Hosting and Support Services Agreement entered into by and between Sprint and Handspring, on or about September 11, 2001.

         1.3. "COMMERCIAL RELEASE" means the earlier of (a) the thirtieth (30th) day after the date of Product Certification (as defined below), or (b) the date, which must be after the date of Product Certification, Handspring first ships to Sprint London products intended for resale by Sprint to Purchasers (regardless of the quantity shipped, but excluding any London products purchased pursuant to
Section 8 below).

         1.4. "COMO" refers to Handspring's proprietary e-mail software, currently under development by Handspring for use in its wireless products.

         1.5. "CONFIDENTIALITY AGREEMENT" means and refers to that certain Confidentiality Agreement entered into by the parties and dated November 27, 2000.

         1.6. "CONTRACT ADDENDUM" means this Contract Addendum, regarding the development of London, together with the schedules, exhibits and other items expressly incorporated herein by reference.

         1.7. [*]

         1.8. [*]

         1.9. "DEVELOPMENT MILESTONES" is defined in Section 2.3 (b) below.

         1.10. "EXCLUSIVE RIGHTS" means and refers to the rights granted herein to Sprint which will ensure that, for the time period set forth below and subject to Sprint's satisfaction of certain London purchase requirements, London units sold within the Territory will be exclusively distributed and marketed by Sprint, its Agents and Sprint Affiliates.

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

         1.11. "GAAP" means the generally accepted accounting principles, consistently applied.

         1.12. "HANDSPRING MARKS" means, with respect to this Contract Addendum, those Handspring trademarks, trade names, and trade dress elements intended for use in the London product or the related packaging, marketing and advertising campaigns, as mutually agreed to by the parties.

         1.13. "INITIAL PURCHASE COMMITMENT" ("IPC") is defined in Section 4.2 below.

         1.14. "LONDON" means the next generation handheld device being developed by Handspring to provide CDMA functionality based on Qualcomm's MSM5105(TM) Chipset ("5105 chipset"), and which meets the Product Specifications and other requirements more specifically described below in this Contract Addendum.

         1.15. "MASTER AGREEMENT" refers to that certain Master Purchase Agreement For Subscriber Equipment to which this Contract Addendum is attached, and has been incorporated therein by reference.

         1.16. [*]

         1.17. [*]

         1.18. "PRODUCT CERTIFICATION" means the written notice from Sprint to Handspring stating that London has satisfied all operability tests and is approved for commercial production and sale.

         1.19. "PRODUCT DEVELOPMENT BUDGET" means the budget of projected London development costs as set forth in Schedule A hereto.

         1.20. "PRODUCT DEVELOPMENT COSTS" ("PDC") is defined in Section 2.3(c) below.

         1.21. [*]

         1.22. [*]

         1.23. "PRODUCT SPECIFICATIONS" shall mean and refer to the London Product Specification document, Version 1.0 (dated March 13, 2002), a copy of which is attached hereto as Schedule B; provided, however, that the Specifications are subject to mutually agreed upon revisions prior to commercial release.

         1.24. "PROJECT" refers to the development and testing of London by the parties hereto, all as described herein.

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

         1.25. "PROJECT MANAGERS" shall refer to those individuals with specified areas of responsibility, knowledge or authority assigned to manage the Project on behalf of each of the parties hereto.

         1.26. "SPRINT MARKS" means, with respect to this Contract Addendum, those Sprint trademarks, trade names, and trade dress elements intended for use in London or the related packaging, marketing and advertising campaigns, as mutually agreed to by the parties.

         1.27. "TERM" shall mean and refer, with respect to the London product to be sold pursuant to this Contract Addendum, the period from the Effective Date until December 31, 2003 (unless terminated earlier in accordance with the provisions set forth herein).

         1.28. "TERRITORY" shall mean and refer only to the United States of America, including Puerto Rico and all territories of the United States of America.

2.       PRODUCT DESCRIPTION AND DEVELOPMENT.

         2.1. LONDON (5105 CHIPSET) PRODUCT.

                  (A). PRODUCT SPECIFICATIONS/BASIC APPLICATIONS. The parties agree that London will be a 1900 MHz based voice, data, and Palm OS PIM product, dual-branded with Handspring and Sprint names or logos, and incorporating Visor functionality. Subject to subsequent and mutually agreed upon design changes, the parties agree that London will (1) have an operating frequency of 1900 MHz only (single band), and be CDMA IXRTT compliant, (2) have a 5105 chipset, (3) have inter-operability and backward compatibility with IS-95A network, (4) have a 160x160x12 Color Screen, and (5) be manufactured and designed, subject to subsequent change by mutual agreement of the parties, to conform, substantially and in all material respects, to the Product Specifications attached hereto as Schedule B. Consistent with the Product Specifications, the parties agree that London will have the following software (the "Basic Applications") loaded/installed prior to Sprint's purchase hereunder:

                        (I) PALM OS PERSONAL INFORMATION MANAGER (PIM). Version 3.5.2HS of the Palm OS (Operating System) licensed to Handspring for use in Handspring products will be used in London, with London to conform to Palm, Inc.'s "compatibility requirements" (as described in the Palm Powered(TM) Compatibility Program), as well as to all Palm product branding requirements.

                        (II) HANDSPRING INTERNET BROWSER APPLICATION (A.K.A. BLAZER). London will also contain the client software for Handspring's current internet browser application, also known as Blazer, installed in ROM and mapped to an application button on the London product. With respect to the application buttons, the London product will permit Purchasers to re-map these buttons to another browser or other applications of their choice, and to move the Blazer client software to a category of their choice. Access to the Blazer server provided to Purchasers will be governed and controlled by the Blazer Agreement. Consistent with the Blazer Agreement, Blazer will be Sprint-branded and it will default to the Sprint portal as the initial page when launched.

                        (III) HANDSPRING E-MAIL APPLICATION (A.K.A. COMO). London may also contain, at Sprint's discretion, the client software for Handspring's e-mail application currently under development, also known as Como. The method by which Como will be available will be determined by the Sprint development team working with Handspring. However, Como will not be installed in the ROM. Como will either be made available on a CDROM within the London product's packaging or through Handspring's website. The market positioning of Como relative to any of Sprint's branded email applications within London's packaging or collateral will be mutually agreed by the Sprint development team and Handspring prior to the Commercial Release of London. Notwithstanding the foregoing, or anything else herein to the contrary, the parties acknowledge and agree that Handspring may provide Como services directly to Purchasers on a subscription basis.

                        (IV) INSTANT MESSAGING ("IM") CLIENT. Handspring and Sprint will collaborate in good faith to develop an IM client for London that conforms to specifications currently in draft by Sprint. Upon availability of final specifications for the IM client, Handspring and Sprint will negotiate in good faith regarding the schedule and costs for developing the IM client for London, including the possibility of sharing such costs, with a mutual goal of releasing the IM Client commercially [*]. Notwithstanding this goal, commitments regarding the availability of the IM Client will be agreed by the parties as described above and may vary from [*].

                  (B). THIRD PARTY SOFTWARE/APPLICATIONS. In addition to the Basic Applications provided for above, the parties agree that, when ready for commercial sale and distribution, London may have other pre-loaded applications as mutually agreed to by both parties. The parties will collaborate in good faith to identify those applications. If Sprint chooses to distribute alternatives to Blazer and Como, Handspring and Sprint will explore in good faith the possibility of including Blazer and Como collateral and/or software in the London package, but Sprint will have the ultimate discretion as to what collateral or software is included in the London package.

                  (C). [*]

                  (D). DEVELOPMENT BUDGET. The parties agree that the financial commitments made herein are based and conditioned on London timely reaching its Development Milestones and being commercially available by the Commercial Release date. After inquiry and disclosure of reasonably requested information in accordance with the terms of the Confidentiality

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

Agreement and Section 18 of the Master Agreement (Confidential Information) as applicable: (i) Handspring represents and warrants that to the best of its knowledge, the Product Development Budget, attached hereto as Schedule A, and dated as of the Effective Date, is a reasonably detailed cost/budget analysis of London's expected development and product launch costs, and (ii) the parties represent and warrant to each other that neither party has intentionally omitted or knowingly failed to disclose, nor is aware of, any fact that would, if included in the Product Development Budget, adversely and materially alter the development schedule. During the Project and throughout the Term of the Master Agreement, the parties' respective management personnel will meet and confer with their counter-parts, not less than once per month following the Effective Date until the Commercial Release, review the Product Development Budget, and discuss ways to improve London, accelerate the development or manufacturing process, or reduce the development or unit costs associated with London.

                  (E). DEVELOPMENT PROJECT MANAGERS AND INFORMATION SHARING. The parties will designate "Project Managers" via the notice provision in the Master Agreement for the development efforts related to London within 10 Business Days following the execution of this Contract Addendum. Each party further agrees that each of its employees and contractors who is assigned to, or becomes materially involved in, the London Project shall endeavor in good faith, consistent with the London Product Development Budget, to ensure that a full, reciprocal, timely and free flow of information and concerns is established and maintained during the entire Project.

                  (F). MUTUAL ASSISTANCE. Subject to the terms and conditions of this Contract Addendum and the Master Agreement, each of the parties shall take, or cause to be taken, all material actions and to do, or cause to be done, all other things necessary or reasonably requested of them by the other party, in order to consummate and make effective as promptly as practicable the London development contemplated by this Contract Addendum and the Master Agreement (e.g., when appropriate promptly notifying Handspring that London is certified for commercial use by potential Purchasers).

         2.2. [*]

         2.3. [*]

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

3.       PRICE.

         The per unit price of the London product shall be [*]

4. EXCLUSIVE RIGHTS; MINIMUM PRODUCT PURCHASES NECESSARY TO MAINTAIN THE EXCLUSIVE RIGHTS.

         4.1. EXCLUSIVE RIGHTS. "Market Exclusivity" means that aside from London sales to Sprint, or Handspring's sales of London to Purchasers pursuant to any sales agency agreement which may be subsequently entered into by Handspring and Sprint, Handspring will not market, promote or sell any other CDMA-based Handspring product in the Territory. As long as Sprint satisfies the Minimum Product Purchase Levels detailed in Section 4.2 below, Sprint will receive Market Exclusivity during the [*] of the MPPL Term. "Product Exclusivity" means Handspring will not provide London to any other party to market, promote or sell directly or indirectly in the Territory, but Handspring will be allowed to market any other CDMA-based Handspring product in the Territory through any means so long as such other CDMA product is commercially distinguishable or distinct (e.g., without limitation, in industrial design, embedded applications, or network functionality, etc.) from the then current design of the London product. As long as Sprint satisfies the Minimum Product Purchase Levels detailed in Section 4.2 below, Sprint will receive Product Exclusivity during the first [*] of the MPPL Term. Market Exclusivity and Product Exclusivity are collectively referred to herein as the "Exclusive Rights".

         4.2. INITIAL PURCHASE COMMITMENT/MINIMUM PRODUCT PURCHASE LEVELS (MPPLS). Sprint agrees to purchase [*] London units ("Initial Purchase Commitment"). On the Effective Date, Sprint will issue a Purchase Order to Handspring for the first [*] London units that will count toward the Initial Purchase Commitment. The remaining [*] London units in the Initial Purchase Commitment will be purchased during the first six months after London's Commercial Release. "MPPL Term" means the period beginning on the date of the Commercial Release and ending [*] thereafter or, if earlier, [*]. "Minimum Product Purchase Levels" means the minimum number of London units, as detailed in the table below, which Sprint must have cumulatively purchased as of the end of each month during the MPPL Term in order to maintain the applicable Exclusive Rights. Sprint agrees that if Sprint does not satisfy the applicable Minimum Product Purchase Levels, the Exclusive Rights will immediately cease by reason of such insufficient purchases, and this termination of Exclusive Rights will not entitle Sprint to any right to a refund or return of any portion of the Development Fund. Sprint must satisfy the Minimum Product Purchase Levels only to maintain Exclusive Rights; the Minimum Product Purchase Levels are not binding purchase commitments. The specific Minimum Product Purchase Levels are as follows:

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                         MINIMUM PRODUCT PURCHASE LEVELS

                  MONTH AFTER  CUMULATIVE VOLUME
                  COMMERCIAL   OF LONDON UNITS
                  RELEASE      PURCHASED                    TYPE OF EXCLUSIVITY
                  -------      ---------                    -------------------
                    [*]

         4.3. RIGHTS RESERVED BY HANDSPRING/NO DISTRIBUTION OR SALE BY SPRINT OUTSIDE THE TERRITORY. The parties agree that notwithstanding anything contained herein to the contrary, Handspring shall have, retain, reserve and will not have impaired, by entering into this Agreement: (i) Handspring's right to request, upon five (5) days advance written notice to Sprint (pursuant to the notice provisions in the Master Agreement), and provided Sprint consents thereto (said consent to be promptly given and not to be unreasonably withheld), to immediately cease any and all sales activities with respect to any Customer (excluding Purchasers) if, in Handspring's reasonable opinion, the sale of the London product to such Purchaser may harm Handspring's reputation and goodwill;
(ii) Handspring's right to distribute, sell and/or market the London unit, or any other CDMA product, to persons or entities for sale and use by customers residing outside of the Territory either directly or through licensees, agents or other distributors determined by Handspring in its sole and absolute discretion. But Handspring will take commercially reasonable steps to ensure that none of its licensees, agents or other distributors sell London within the Territory during the period in which the Exclusive Rights are in effect. Except as expressly provided for herein, no rights to any other models or versions of the London product, or variations or improvements thereon, are granted herein, and neither Sprint nor its agents and distributors/retailers shall sell or distribute London outside of the Territory without the prior written consent of Handspring (in its sole and absolute discretion), nor shall Sprint or its agents or distributors advertise or maintain distribution depots for London outside of the Territory.

5. PRODUCT PACKAGING AND LABELS. London will be co-branded with both the Sprint logo and certain Handspring Marks (including "Treo(TM)") to designate London as a member of Handspring's family of communicator products, and shall conform to all Palm product branding requirements. Handspring, in its sole discretion, shall consider using a distinct variant of the Treo(TM) name (e.g., Treo +) to distinguish London from Handspring's GSM Treo products or other products within the Treo(TM) product line/family. It is agreed that, among other things, that the Handspring corporate logo, Treo trade mark and London model number, will appear on the

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

London product, London documentation and packaging, collateral, and marketing and advertising materials; provided, however, that the London model number (if any) shall appear only as and where agreed to by the parties. Sprint and Handspring will mutually agree on packaging for London. In the event Sprint believes, after the Commercial Release, that the branding treatment agreed to prior to Commercial Release materially impairs Sprint's ability to cost effectively maximize London sales (e.g., pricing deltas with other Treo products exceed industry averages by a significant and material amount), Handspring and Sprint agree to meet in order to review and, if mutually agreeable to the parties (using, if necessary, the initial executive level meeting processes described in the dispute resolution provisions in the Master Agreement), negotiate and agree on the terms pursuant to which the parties will undertake to implement a new branding approach to the London products in question. In all instances, the parties shall ensure that the use of the Handspring Marks and the Sprint Marks with respect to London and the London packaging will be in compliance with the license rights granted in the Master Agreement, and will be, as it relates to the use of that party's Marks, in a form which is mutually acceptable to the parties (said acceptance and consent not to be unreasonably withheld).

6. MARKET DEVELOPMENT FUNDS. The applicable percentage of net sales price to be used when determining Market Development Fund levels with respect to London shall be [*].

7. PROMOTIONAL FUND. "Promotional Fund" refers to the net amount payable by Handspring hereunder for promotion of London. Handspring will pay to Sprint the Promotional Fund in installments according to the Promotional Fund Schedule below. The Promotional Fund is payable to Sprint regardless of whether Sprint satisfies the Minimum Product Purchase Levels or any other purchase commitments, except that Sprint must honor the Initial Purchase Commitment [*] as required under this Contract Addendum. [*] Sprint will utilize the Promotional Fund to promote and support the sale of London consistent with the same guidelines established under Section 11.6 (the MDF section) of the Master Agreement. Further, Sprint will share its specific promotional projects with Handspring as required by the MDF guidelines within the Master Agreement, except that with respect to the Promotional Fund, Handspring will have the specific right to approve, in advance, Sprint's spending and promotional/advertising plans. To the extent Handspring fulfills its Promotional Fund payments to Sprint before Sprint satisfies its Initial Purchase Commitment, and Sprint, subsequently, does not satisfy its Initial Purchase Commitment, Sprint will refund to Handspring that percentage of the Promotional Fund equal to [*].

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                            PROMOTIONAL FUND SCHEDULE

EVENT/MILESTONE                 PROMOTIONAL FUND DUE/PAYABLE       TOTAL
---------------                 ----------------------------       -----
[*]

8. ADDITIONAL PRODUCT FOR INITIAL RELEASE OF LONDON. The parties agree to negotiate terms and conditions, including pricing, under which Sprint may purchase (for one time only) up to [*] for use as additional product for such things as over the counter exchange of Defective London products that are received from Purchasers. Sprint will issue a Purchase Order, which will reflect the mutually agreed upon pricing and other special terms and conditions, if any, covering these additional new London units. The parties further agree that: (i) pricing for this one time Purchase Order will not vary from the price quoted above in Section 3 unless the terms and conditions materially reduce Handspring's cost of goods, (ii) MDF will not apply, and (iii) units purchased under this Purchase Order will not count toward Sprint's committed purchases in the MPPL table.

9. TERMINATION WITHOUT CAUSE PRIOR TO COMMERCIAL RELEASE; CONSEQUENCE THEREOF.

         9.1. TERMINATION BY SPRINT WITHOUT CAUSE PRIOR TO COMMERCIAL RELEASE; CONSEQUENCE THEREOF. Sprint may, by providing written notice to Handspring not less than thirty (30) days prior to Commercial Release, terminate this Contract Addendum for any reason. In the event Sprint should terminate this Contract Addendum pursuant to the previous sentence: [*] (iii) Sprint will be subject to, with respect to any Purchase Orders which have been accepted by Handspring as of the date such termination notice is given, the Purchase Order cancellation provisions (including the termination liabilities described therein) set forth in Section 6.5 of the Master Agreement; and (iv) excepting the foregoing, neither Sprint nor Handspring shall have any other obligations with respect to the Contract Addendum thereafter (unless expressly stated to the contrary herein), and neither Sprint nor Handspring shall have any right to assert or enjoy any of the terms, conditions or benefits described in or associated with this Contract Addendum, but both parties shall remain obligated to pay any and all accrued but unpaid amounts due under this Contract Addendum at the time of termination. Notwithstanding the foregoing, or anything else contained herein to the contrary, in the event this Contract Addendum is terminated by Handspring due to or on account of Sprint suffering an event described in Section 2.3 of the Master Agreement, the foregoing provisions contained in this Section 9.1 shall apply and control, and otherwise determine, the parties' respective rights and obligations with respect to [*] (i.e., in such a situation, Sprint shall be deemed to have terminated this Contract Addendum "without cause" as provided for in this Section 9.1)).

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

         9.2. TERMINATION BY HANDSPRING WITHOUT CAUSE PRIOR TO COMMERCIAL RELEASE; CONSEQUENCE THEREOF. Handspring may, by providing at least 90 days prior written notice to Sprint, terminate this Contract Addendum for any reason prior to the Commercial Release of London without incurring any liability as a result of that termination; provided, however, that: (i) [*] (ii) Handspring acknowledges that Sprint will be relieved of its Initial Purchase Commitment; and (iii) neither Sprint nor Handspring shall have any obligations with respect to the Contract Addendum thereafter (unless expressly stated to the contrary herein), and neither Sprint nor Handspring shall have any right to assert or enjoy any of the terms, conditions or benefits described in or associated with this Contract Addendum.

10. PERMITTED DISCLOSURES; EXCEPTION TO RESTRICTION IMPOSED ON CONFIDENTIAL INFORMATION. Notwithstanding the confidentiality provisions contained in the Master Agreement: (i) from and after the Effective Date, and provided disclosure is made under a written confidentiality and non-disclosure agreement providing protections and rights substantially the same as those set forth in the Master Agreement, Handspring shall have the right to disclose information about London, the existence of the Master Agreement, the distribution rights granted to Sprint (but none of the other terms of the Master Agreement), and the fixed London design and network functionality for London units sold in the Territory during the Term, to prospective purchasers and communications network operators outside of the Territory; and (ii) from and after Commercial Release, Handspring shall have the right to disclose to persons within and outside the Territory all information relating to London, excluding Confidential Information pertaining to Sprint's business , but including the existence of this Agreement, the distribution rights granted to Sprint (but none of the other terms of the Master Agreement), and the fixed London design and network functionality for London units sold in the Territory during the Term.

11. LIST OF SCHEDULES. The following schedules are attached to and incorporated into this Contract Addendum No. 1 by reference.

SCHEDULE A        PRODUCT DEVELOPMENT BUDGET ($K)

SCHEDULE B        PRODUCT SPECIFICATIONS

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

12.      SPECIAL PALM TERMS.

         (a) Palm Trademark Ownership. Sprint acknowledges that PalmSource, Inc. ("Palm") owns exclusive rights in the "Palm Trademarks" identified below. Sprint will not use PALM as part of any of its product, service, domain or company names and will not take nor authorize any action inconsistent with Palm's exclusive trademark rights during the term of this Agreement or thereafter. Palm will have the exclusive right to own, use, hold, apply for registration for, and register the Palm Trademarks during the term of, and after the expiration or termination of, this Agreement in any country worldwide; Sprint will not use any of the Palm Trademarks to directly or indirectly promote or distribute handheld computing products not designed for Palm software. Sprint acknowledges that Palm is the sole owner of all Palm Trademarks. Sprint agrees to do nothing inconsistent with such ownership. All use of the Palm Trademarks by Sprint shall inure to the benefit of, and be on behalf of, Palm. Palm Trademarks include the following:

PALM COMPATIBILITY TRADEMARKS                                OTHER PALM TRADEMARKS
Palm Powered(TM)                                             Graffiti(R)
Palm Powered logo(TM)                                        HotSync(R)
Palm Powered Compatible Solution logo(TM) [for use with      IMessenger(R)
software only]                                               Palm(TM)
Palm OS(R)                                                   Palm Computing(R)
                                                             PalmConnect(R)
                                                             PalmPoint(R)
                                                             PalmModem(R)
                                                             PalmGlove(R)
                                                             PalmPix(TM)
                                                             Palm.net(R)

         (b) No Reverse Engineering of Palm Software. Sprint shall not reverse engineer, reverse compile or disassemble any Palm software, or otherwise attempt to derive the source code to any Palm software.

         (c) Palm Proprietary Rights Notices. Sprint agrees that it will not remove, alter or otherwise obscure any Palm proprietary rights notices appearing in the software and documentation included with the products supplied hereunder. Further, Sprint agrees that Handspring will include on the container or label of each product supplied hereunder appropriate Palm patent and copyright notices and proprietary data legends as required by Palm.

IN WITNESS WHEREOF, each of the parties has caused this Contract Addendum to be signed in the manner appropriate for each, as of the day and year first written above.

SIGNED:

         SPRINT SPECTRUM L.P.                                         HANDSPRING, INC.
         --------------------                                         ----------------
/s/ Phil Garrison                                            /s/ Edward T. Colligan
(Signature)                                                  (Signature)
Phil Garrison                                                Edward T. Colligan
(Print Name)                                                 (Print Name)
VP, General Manager, SEBU                                    COO
(Title)                                                      (Title)

                                   SCHEDULE A

                   PRODUCT DEVELOPMENT COST (PDC) BUDGET ($K)

[*]








* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                   SCHEDULE B

                             PRODUCT SPECIFICATIONS

[*]





* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.